                                                                     EXHIBIT 2.1

================================================================================





                         STOCK SUBSCRIPTION AGREEMENT

                         Dated as of October 28, 1998

                                 by and among

                               IREX CORPORATION

                      SPECIALTY PRODUCTS & INSULATION CO.

                        EVERCORE CAPITAL PARTNERS L.P.

                      EVERCORE CAPITAL PARTNERS (NQ) L.P.

                                      and

                    EVERCORE CAPITAL OFFSHORE PARTNERS L.P.


================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                                      Page
                                                                                      ----
ARTICLE I

               DEFINITIONS...........................................................  1
     (S)1.   Definitions.............................................................  1

ARTICLE II

               ISSUANCE OF SHARES....................................................  9
     (S)2.1  Issuance of Shares......................................................  9
     (S)2.2  Price...................................................................  9
     (S)2.3  Closing.................................................................  9

ARTICLE III

               REPRESENTATIONS OF PARENT AND THE COMPANY.............................  9
     (S)3.   Representations of Parent and the Company...............................  9
     (S)3.1  Authorization and Validity; Enforceability..............................  9
     (S)3.2  Existence and Good Standing............................................. 10
     (S)3.3  Capital Stock........................................................... 10
     (S)3.4  Subsidiaries and Investments............................................ 11
     (S)3.5  Financial Statements and No Material Changes............................ 12
     (S)3.6  Books and Records....................................................... 13
     (S)3.7  Title to Properties; Encumbrances....................................... 13
     (S)3.8  Owned Real Property..................................................... 13
     (S)3.9  Leases.................................................................. 13
     (S)3.10 Material Contracts...................................................... 14
     (S)3.11 Consents and Approvals; No Violations................................... 15
     (S)3.12 Litigation.............................................................. 16
     (S)3.13 Taxes................................................................... 16
     (S)3.14 Liabilities............................................................. 18
     (S)3.15 Insurance............................................................... 18
     (S)3.16 Intellectual Properties................................................. 18
     (S)3.17 Compliance with Laws.................................................... 19
     (S)3.18 Employment Relations.................................................... 19
     (S)3.19 Employee Benefit Plans.................................................. 19
     (S)3.20 Environmental Laws and Regulations...................................... 23
     (S)3.21 Interests in Clients, Suppliers, Etc.................................... 24
     (S)3.22 Compensation of Employees............................................... 24
     (S)3.23 Permits................................................................. 24
     (S)3.24 No Changes Since Balance Sheet Date..................................... 25

     (S)3.25  Year 2000 Reprogramming...............................................  25
     (S)3.26  Suppliers.............................................................  26
     (S)3.27  Product Liability Claims..............................................  26
     (S)3.28  Spin-Off..............................................................  26
     (S)3.29  Brokers' or Finders' Fees.............................................  26

ARTICLE IV

                REPRESENTATIONS OF PURCHASERS.......................................  27
     (S)4.    Representations of Purchasers.........................................  27
     (S)4.1   Existence and Good Standing of Each Purchaser; Power and Authority....  27
     (S)4.2   Consents and Approvals; No Violations.................................  27
     (S)4.3   Purchase for Investment...............................................  28
     (S)4.4   Brokers' or Finders' Fees.............................................  28
     (S)4.5   Accredited Investors..................................................  28
     (S)4.6   Sufficient Funds......................................................  28
     (S)4.7   Restricted Securities.................................................  28
     (S)4.8   Legend................................................................  28
     (S)4.9   Antitrust Compliance..................................................  29
     (S)4.10  No Plan to Acquire Common Stock.......................................  29

ARTICLE V

                CONDUCT OF BUSINESS; EXCLUSIVE DEALING; REVIEW......................  29
     (S)5.1   Conduct of Business of the Company....................................  29
     (S)5.2   Exclusive Dealing.....................................................  30
     (S)5.3   Review of the Company.................................................  31
     (S)5.4   Best Efforts..........................................................  31

ARTICLE VI

                CONDITIONS TO PURCHASERS' OBLIGATIONS...............................  32
     (S)6.    Conditions to Purchasers' Obligations.................................  32
     (S)6.1   Truth of Representations and Warranties...............................  32
     (S)6.2   Performance of Agreements.............................................  32
     (S)6.3   Opinion of Parent's Counsel...........................................  32
     (S)6.4   Good Standing and Other Certificates..................................  32
     (S)6.5   No Material Adverse Change............................................  33
     (S)6.6   No Litigation Threatened..............................................  33
     (S)6.7   Employment Agreements.................................................  33
     (S)6.8   Effectiveness of Registration Statement; Information Statement........  34
     (S)6.9   Governmental Approvals................................................  34
     (S)6.10  Board of Directors....................................................  34
     (S)6.11  Note Purchase Agreement...............................................  34

                                     (ii)

     (S)6.12  Corporate Separation Agreement........................................ 34
     (S)6.13  Tax Sharing and Indemnification Agreement............................. 34
     (S)6.14  Benefits Sharing Agreement............................................ 34
     (S)6.15  Certificate of Incorporation; By-Laws................................. 34
     (S)6.16  Credit Agreement...................................................... 35
     (S)6.17  Transaction Fee....................................................... 35
     (S)6.18  Management Equity Participation....................................... 35
     (S)6.19  Loan from Parent...................................................... 35
     (S)6.20  Spin-Off.............................................................. 35
     (S)6.21  Statutes.............................................................. 35
     (S)6.22  Proceedings........................................................... 35
     (S)6.23  Guaranties............................................................ 35

ARTICLE VII

               CONDITIONS TO PARENT'S AND THE COMPANY'S OBLIGATIONS................. 36
     (S)7.    Conditions to Parent's and the Company's Obligations.................. 36
     (S)7.1   Truth of Representations and Warranties............................... 36
     (S)7.2   Performance of Agreements............................................. 36
     (S)7.3   Note Purchase Agreement............................................... 36
     (S)7.4   Governmental Approvals................................................ 36
     (S)7.5   Option Plan........................................................... 36
     (S)7.6   Statutes.............................................................. 36
     (S)7.7   Proceedings........................................................... 36
     (S)7.8   Purchaser Documents................................................... 37
     (S)7.9   No Litigation Threatened.............................................. 37
     (S)7.10  Effectiveness of Registration Statement............................... 37
     (S)7.11  Credit Agreement...................................................... 37
     (S)7.12  Loan from Purchasers.................................................. 37
     (S)7.13  Opinions of Counsel................................................... 37

ARTICLE VIII

                 ADDITIONAL COVENANTS............................................... 38
     (S)8.1   Board of Directors; Voting............................................ 38
     (S)8.2   Sale of ECP Shares.................................................... 40
     (S)8.3   ERISA Management Rights............................................... 41
     (S)8.4   Limitations on Transactions with Affiliates........................... 42
     (S)8.5   Limitation of Purchases of  Common Stock.............................. 43
     (S)8.6   Restrictions of Transfer.............................................. 43

                                     (iii)

ARTICLE IX

               REGISTRATION RIGHTS................................................. 44
     (S)9.1   Demand Registration.................................................. 44
     (S)9.2   Piggy-back Registration.............................................. 46
     (S)9.3   Indemnification by the Company....................................... 47
     (S)9.4   Indemnification by Participating Persons............................. 48
     (S)9.5   Notice of Claims, Etc................................................ 49
     (S)9.6   Other Indemnification................................................ 50
     (S)9.7   Contribution......................................................... 50
     (S)9.8   Registration Covenants of the Company................................ 50
     (S)9.9   Information.......................................................... 52
     (S)9.10  Disposition.......................................................... 53
     (S)9.11  Expenses............................................................. 53
     (S)9.12  Participation in Offering............................................ 53
     (S)9.13  Third Party Beneficiaries............................................ 53
     (S)9.14  Confidentiality...................................................... 53

ARTICLE X

               SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION........................ 54
     (S)10.1  Survival of Representations.......................................... 54
     (S)10.2  Indemnification...................................................... 54
     (S)10.3  Third Party Claims................................................... 55
     (S)10.4  Exclusive Remedy..................................................... 56

ARTICLE XI

               TERMINATION AND ABANDONMENT......................................... 56
     (S)11.1  Termination.......................................................... 56
     (S)11.2  Effect of Termination................................................ 57
     (S)11.3  Term................................................................. 57

ARTICLE XII

               MISCELLANEOUS....................................................... 57
     (S)12.1  Knowledge of the Company............................................. 57
     (S)12.2  Expenses............................................................. 57
     (S)12.3  Governing Law........................................................ 57
     (S)12.4  Jurisdiction; Agents for Service of Process.......................... 57
     (S)12.5  Captions............................................................. 57
     (S)12.6  Publicity............................................................ 57
     (S)12.7  Notices.............................................................. 58
     (S)12.8  Parties in Interest.................................................. 58

                                     (iv)

     (S)12.9   Counterparts........................................................ 58
     (S)12.10  Entire Agreement.................................................... 58
     (S)12.11  Amendments.......................................................... 58
     (S)12.12  Severability........................................................ 59
     (S)12.13  Third Party Beneficiaries........................................... 59

                                      (v)

Exhibits
--------

Exhibit A      Purchasers

Exhibit B-1    Form of Opinion of Dechert Price & Rhoads
Exhibit B-2    Form of Opinion of James Hipolit, General Counsel of Parent
Exhibit B-3    Form of Tax Opinion of Dechert Price & Rhoads
Exhibit C-1    Form of Ronald L. King Employment Agreement
Exhibit C-2    Form of Michael Hughes Employment Agreement
Exhibit D      Form of Note Purchase Agreement
Exhibit E      Form of Corporation Separation Agreement
Exhibit F      Form of Tax Sharing and Indemnification Agreement
Exhibit G      Form of Benefits Sharing Agreement
Exhibit H-1    Form of Amended and Restated SP&I Certificate of Incorporation
Exhibit H-2    Form of Amended and Restated SP&I By-Laws
Exhibit I      Form of Co-Investor Representation Letters
Exhibit J      Form of Joinder Agreement
Exhibit K      Form of Opinion of White & Case LLP

Schedules
---------

Schedule 3.3   Capital Stock

Schedule 3.4   Subsidiaries and Investments
Schedule 3.6   Books and Records
Schedule 3.7   Encumbrances
Schedule 3.9   Leases
Schedule 3.10  Material Contracts
Schedule 3.11  Consents and Approvals; Violations
Schedule 3.12  Litigation
Schedule 3.13  Tax Matters
Schedule 3.14  Liabilities
Schedule 3.15  Insurance Matters
Schedule 3.16  Intellectual Property
Schedule 3.18  Employment Relations
Schedule 3.19  Employee Benefits Matters
Schedule 3.20  Environmental Matters
Schedule 3.21  Interests in Clients, Supplies, etc.
Schedule 3.24  Certain Changes
Schedule 3.25  Year 2000 Matters
Schedule 5.1   Conduct of Business
Schedule 6.7   Certain Managers
Schedule 6.9   Purchasers' Approvals
Schedule 6.23  Guaranties to be Released
Schedule 7.4   Sellers' Approvals

                                     (vi)

                         STOCK SUBSCRIPTION AGREEMENT

          STOCK SUBSCRIPTION AGREEMENT (this "Agreement") dated as of October 28, 1998, by and among Irex Corporation, a Pennsylvania corporation ("Parent"), SPECIALTY PRODUCTS & INSULATION CO. a Pennsylvania corporation and a wholly owned direct subsidiary of Parent (the "Company"; Parent and the Company are sometimes referred to herein together as the "Selling Companies"), EVERCORE CAPITAL PARTNERS L.P., EVERCORE CAPITAL PARTNERS (NQ) L.P., and EVERCORE CAPITAL OFFSHORE PARTNERS L.P. (collectively "Purchasers").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, Parent owns 100% of the issued and outstanding shares of the common stock, par value $0.01 per share, of the Company ("Common Stock"); and

          WHEREAS, Purchasers desire to subscribe for, and the Company desires to issue, 7,113 shares (the "Shares") of Common Stock on the terms and subject to the conditions set forth herein; and

          WHEREAS, immediately prior to the consummation of the transactions contemplated by this Agreement, Parent intends to distribute by means of a dividend all of the shares of Common Stock owned by it to the shareholders of Parent pro rata in accordance with their interests in Parent (the "Spin-Off"); and

          WHEREAS, it is the mutual intention of the parties hereto that after the consummation of the transactions contemplated hereby, that, after the consummation of the transactions contemplated by this Agreement, Purchasers will, collectively, own approximately 45% of the issued and outstanding Common Stock, and the remaining shares of Common Stock will be owned by the shareholders of Parent.

          NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL PREMISES AND COVENANTS CONTAINED HEREIN AND INTENDING TO BE LEGALLY BOUND HEREBY, IT IS AGREED:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

          (S)1.  Definitions.  When used in this Agreement, the following terms
                 -----------
shall have the respective meanings specified therefor below (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

          "Affiliate" of any Person shall mean any Person directly or indirectly
           ---------
controlling, controlled by, or under common control with, such Person; provided that, for the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or partnership interests, by contract or otherwise.

          "Affiliate Transaction" shall have the meaning assigned to such term
           ---------------------
in Section 8.4.

          "Agreement" shall have the meaning assigned to such term in the
           ---------
preamble to this Agreement.

          "Balance Sheet" shall have the meaning assigned to such term in
           -------------
Section 3.5.

          "Balance Sheet Date" shall have the meaning assigned to such term in
           ------------------
Section 3.5.

          "Benefits Sharing Agreement" shall have the meaning assigned to such
           --------------------------
term in Section 6.14.

          A "business day" shall mean any day, other than a Saturday, Sunday or
             ------------
a day on which banks located in New York, New York shall be authorized or required by law to close.

          "Cause" shall have the meaning assigned to such term in Section 8.1.
           -----

          "Closing" shall have the meaning assigned to such term in Section 2.3.
           -------

          "Closing Date" shall have the meaning assigned to such term in Section
           ------------
2.3.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from
           ----
time to time, and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement.

          "Commission" shall mean the United States Securities and Exchange
           ----------
Commission or any other Federal agency administering the Securities Act, the Exchange Act and other Federal securities laws.

          "Common Stock" shall have the meaning assigned to such term in the
           ------------
first recital of this Agreement.

          "Company" shall have the meaning assigned to such term in the preamble
           -------
to this Agreement.

          "Company Intellectual Property" shall have the meaning assigned to
           -----------------------------
such term in Section 3.16.

          "Company Options" shall have the meaning assigned to such term in
           ---------------
Section 3.3.

          "Company Property" shall mean any real property and improvements owned
           ----------------
(directly, indirectly, or beneficially), leased, used, operated or occupied by the Company and its subsidiaries.

          "Condition" of any Person shall mean the business, assets,
           ---------
liabilities, operations, results of operations or condition (financial or otherwise) of such Person.

          "Continuing Director" shall mean any Director (who is not an officer
           -------------------
of the Company or a Person designated by Purchasers to serve as a Director of the Company) who is either a Director of the Company immediately following the Closing Date or is designated for election by the Continuing Directors or elected by the Directors to the Board of Directors of the Company with the affirmative vote of a majority of the Continuing Directors of the Company who were Directors of the Company at the time of such nomination or election.

          "Corporate Separation Agreement" shall have the meaning assigned to
           ------------------------------
such term in Section 6.12.

          "Demanding Person" shall mean a Purchaser, any other ECP Person or a
           ----------------
Qualified Shareholder Group which has requested a Demand Registration pursuant to Section 9.1(a) or 9.1(b) as the case may be.

          "Demand Registration" shall mean a Purchaser Demand Registration or a
           -------------------
Shareholder Demand Registration.

          "ECP Person" shall mean each Purchaser, any Affiliate of any of them
           ----------
which acquires Registrable Securities from any such Purchaser, and any other Person acquiring Registrable Securities from any ECP Person other than in an offering registered under the Securities Act or in a sale made pursuant to Rule 144 under the Securities Act (or any successor provision), in each case for so long as such Person holds Registrable Securities.

          "Eligible Person" shall mean any Purchaser, any other ECP Person or
           ---------------
any Qualified Shareholder Group which such Qualified Shareholder Group has previously identified itself to the Company.

          "Employee Benefit Plans" shall have the meaning assigned to such term
           ----------------------
in Section 3.19(a).

          "Environmental Claims" shall mean any and all administrative,
           --------------------
regulatory or judicial actions, suits, written demands, demand letters, written claims, liens, written notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued under any such Environmental Law, (for purposes of this definition, "Claims") including, without limitation (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims, by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

          "Environmental Law" shall mean any federal, state or local statute,
           -----------------
law, rule, regulation, ordinance or code or rule of common law in effect and in each case as amended as of the date hereof and the Closing Date, and any judicial or administrative interpretation thereof as of the date hereof and the Closing Date, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C.
Section 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. (S) 2601 et seq.; the Clean Air Act, 42 U.S.C. (S) 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. (S) 300f et seq.; the Oil Pollution Act of 1990, 33 U.S.C.
(S)2701 et seq.; and their state and local counterparts and equivalents.

          "ERISA" shall have the meaning assigned to such term in Section
           -----
3.19(a).

          "ERISA Affiliate" shall mean any corporation or trade or business
           ---------------
(whether or not incorporated) which is treated as a single employer with the Company or any of its subsidiaries under Section 414 of the Code.

          "ERISA Partnerships" shall have the meaning assigned to such term in
           ------------------
Section 8.3.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           -----------
amended, and the rules and regulations promulgated thereunder.

          "Fee Letter" shall have the meaning assigned to such term in Section
           ----------
6.17.

          "Hazardous Materials" shall mean (i) any petroleum or petroleum
           -------------------
products, radioactive materials, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (ii) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import, under any applicable Environmental Law; and (iii) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority.

          "Indemnified Party" shall have the meaning assigned to such term in
           -----------------
Section 10.3.

          "Indemnifying Party" shall have the meaning assigned to such term in
           ------------------
Section 10.3.

          "Independent Director" shall mean (i) for purposes of approving an
           --------------------
Affiliate Transaction with any Person, any Director of the Company who is not an officer, director, general partner, member, shareholder, nominee or employee of such Person (or any Affiliate of such Person) and (ii) for all other purposes, any Director of the Company who is not an officer, employee or Significant Shareholder of the Company.

          "Intellectual Property" shall mean domestic and foreign patents,
           ---------------------
patent applications, registered and unregistered trademarks, trade names, internet domain names and service marks, registered and unregistered copyrights, computer software programs, data bases, inventions, trade secrets and proprietary information of any type, whether or not written.

          "Irex Notes" shall have the meaning assigned to such term in Section
           ----------
6.19.

          "IRS" shall have the meaning assigned to such term in Section 3.19(c).
           ---

          "Junior Notes" shall have the meaning assigned to such term in Section
           ------------
6.11.

          "Liens" shall mean liens, security interests, options, rights of first
           -----
refusal, easements, mortgages, charges, indentures, deeds of trust, rights of way, restrictions on the use of real property, encroachments, licenses to third parties, leases to third parties, security agreements, or any other encumbrances and other restrictions or limitations on use of real or personal property or irregularities in title thereto.

          "Loss" shall have the meaning assigned to such term in Section 10.2.
           ----

          "Note Purchase Agreement" shall have the meaning assigned to such term
           -----------------------
in Section 6.11.

          "Option Plan" shall have the meaning assigned to such term in Section
           -----------
6.18.

          "Options" shall have the meaning assigned to such term in Section 3.4.
           -------

          "Outstanding Voting Securities" means at any time the issued and
           ------------------------------
outstanding Voting Securities of the Company.

          "Parent" shall have the meaning assigned to such term in the preamble
           ------
to this Agreement.

          "Parent Indemnitee" shall have the meaning assigned to such term in
           -----------------
Section 10.2.

          "Participating Counsel" shall have the meaning assigned to such term
           ---------------------
in Section 9.8.

          "Participating Person" shall mean a Demanding Person and/or an
           -------------------
Eligible Person, as the context may require, who is participating in a registration of securities being effected by the Company pursuant to Article IX of this Agreement.

          "PBGC" shall have the meaning assigned to such term in Section 3.19.
           ----

          "Permit" shall mean any Federal, state, local, foreign or other
           ------
governmental or other third party permit (including occupancy permit), certificate, license, consent and authorization held by the Company or its subsidiaries.

          "Permitted Liens" shall mean (i) Liens reflected in the Balance Sheet,
           ---------------
(ii) Liens for current taxes or levies on property not yet due and delinquent, and (iii) Liens which, individually or in the aggregate, would not have a material adverse effect on the Condition of the Company and its subsidiaries taken as a whole.

          "Permitted Transfer" shall mean any Transfer or series of related
           ------------------
Transfers (i) pursuant to Article IX of this agreement or any other broadly distributed underwritten offering of the Common Stock, (ii) in a transaction pursuant to Section 8.2 of this Agreement or any other tender offer or merger, in each case, in which the tendering party or acquiror offers to acquire 90% or more of the issued and outstanding Common Stock and in which all holders of Common Stock are entitled to participate on identical terms to the Purchasers,
(iii) of Common Stock effected on a national securities exchange or over the facilities of an automated dealer quotation system, (iv) of an aggregate amount of Common Stock not greater than 10% of the outstanding Common Stock; it being understood that, for the avoidance of doubt, no more than 10% of the issued and outstanding Common Stock may be Transferred in all Permitted Transfers pursuant to this clause (iv), taken together, or (v) taking place after the fifth anniversary of the Closing Date.

          "Person" shall mean and include an individual, a partnership, a joint
           ------
venture, a corporation, a limited liability company, a limited liability partnership, a trust, an incorporated organization and a government or any department or agency thereof.

          "Piggy-back Registration" shall have the meaning assigned to such term
           -----------------------
in Section 9.2.

          "Pre-Closing Periods" shall have the meaning assigned to such term in
           -------------------
Section 3.13(b).

          "Purchaser Demand Registration" shall have the meaning assigned to
           -----------------------------
such term in Section 9.1

          "Purchaser Indemnitee" shall have the meaning assigned to such term in
           --------------------
Section 10.2.

          "Purchasers" shall have the meaning assigned to such term in the
           ----------
preamble to this Agreement.

          "Qualified Public Offering" shall mean an underwritten public offering
           -------------------------
of Common Stock pursuant to an effective registration statement under the Securities Act (other than (i) a registration on Forms S-8 or S-4 or any successor form or any other registration relating to a special offering of Common Stock to the Company's employees or security holders, or (ii) a registration statement relating to a Unit Offering (as defined below)) covering shares of Common Stock which (1) is consummated after the Closing Date (2) generates at least $20 million in gross proceeds, (3) pursuant to which Common Stock equal to or greater than 20% of the issued and outstanding Common Stock is sold to the general public, and (4) pursuant to which the Common Stock is listed on a national securities exchange. For purposes of this Agreement, "Unit Offering" shall mean an underwritten public offering of a combination of debt and Common Stock of the Company in which (x) not more than 10% of the gross proceeds received from the sale of such securities is attributed to Common Stock, and (y) after giving effect to such offering the Common Stock is not required to be registered under the Securities Act.

          "Qualified Shareholder Group" shall mean one or more shareholders of
           ---------------------------
the Company who, (i) collectively, are the beneficial holders of 10% or more of the issued and outstanding shares of Common Stock, the disposition of which such shares of Common Stock requires registration under the Securities Act or the applicable rules and regulations thereunder (or any interpretation thereof by the Commission staff) and (ii) have notified the Company that they constitute a "Qualified Shareholder Group" and have provided the Company with the names or identities of the members of such group and evidence reasonably satisfactory to the Company that such group meets the qualifications set forth in the foregoing clause (i).

          "Records" shall have the meaning assigned to such term in Section 9.8.
           -------

          "Registrable Securities" shall mean the Common Stock and any
           ----------------------
securities of the Company which may be issued or distributed in respect thereof, by way of dividend, stock split, or other distribution, recapitalization, merger, consolidation, reclassification or other reorganization or otherwise. A Registrable Security shall cease to be a Registrable Security when: (a) a registration statement with respect to the sale of such security shall have become effective under the Securities Act and such security shall have been disposed of in accordance with such registration statement; (b) such security shall have been distributed to the public pursuant to Rule 144 under the Securities Act (or any successor provision); (c) such security shall have been otherwise transferred, new certificates for such security not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent distribution of such security shall not require registration or qualification of such security under the Securities Act or any similar state law then in force; or (d) such security shall have ceased to be outstanding.

          "Registration Statement" shall have the meaning assigned to such term
           ----------------------
in Section 9.8.

          "Release" shall mean the disposing, discharging, injecting, spilling,
           -------
leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like, into or upon any land or water or air, or otherwise entering into the environment.

          "Requesting Holders" shall have the meaning assigned to such term in
           ------------------
Section 9.2.

          "Returns" shall have the meaning assigned to such term in Section
           -------
3.13(a).

          "Section 3.20(f) Breach" shall have the meaning assigned to such term
           ----------------------
in Section 10.2.

          "Securities Act" shall mean the Securities Act of 1933, as amended and
           --------------
the rules and regulations promulgated thereunder.

          "Selling Companies" shall have the meaning ascribed to that term in
           -----------------
the preamble to this Agreement.

          "Shares" shall have the meaning assigned to such term in the second
           ------
recital of this Agreement.

          "Significant Shareholder" shall mean, with respect to any Person, any
           -----------------------
other Person holding, directly or indirectly, beneficially or of record 5% or more of the securities of the subject Person generally entitled to vote for the election of directors; provided that any Person, for purposes of this definition shall be deemed to beneficially own the securities held in trusts or custodial accounts established under employee benefit plans established for the benefit of such Person's employees.

          "Spin-Off" shall have the meaning ascribed to that term in the
           --------
preamble to this Agreement.

          "Specified Taxes" shall mean any liability imposed on the Company or
           ---------------
its subsidiaries (a) under Treasury Regulations Section 1.1502-6 or any analogous provision under state, local or foreign law with respect to any taxable year or period to the extent such liability is not attributable to the Tax Items of the Company or its subsidiaries; or (b) that results from an adjustment to deductions for parent overhead expense allocations.

          "Subsidiary" shall have the meaning assigned to such term in Section
           ----------
3.4.

          "Subsidiary Options" shall have the meaning assigned to such term in
           ------------------
Section 3.4.

          "Taxes" means all taxes, assessments, charges, duties, fees, levies or
           -----
other governmental charges, including, without limitation, all Federal, state, local, foreign and other income, franchise, profits, capital gains, capital stock, transfer, sales, use, occupation, property, excise, severance, windfall profits, stamp, license, payroll, withholding and other taxes, assessments, charges, duties, fees, levies or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Tax Return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest and shall include any liability for such amounts as a result either of being a member of a combined, consolidated, unitary or affiliated group or of a contractual obligation to indemnify any person or other entity.

          "Tax Item" shall mean any item of income, gain, loss, deduction,
           --------
credit, recapture of credit, or any other item which may have the effect of increasing or decreasing Taxes paid or payable.

          "Tax Sharing Agreement" shall have the meaning assigned to such term
           ---------------------
in Section 6.13.

          "Transaction" shall have the meaning assigned to such term in Section
           -----------
8.2.

          "Transaction Agreements" means this Agreement, the Note Purchase
           ----------------------
Agreement, the Junior Notes, the Corporate Separation Agreement, the Tax Sharing Agreement, the Benefits Sharing Agreement and the Fee Letter.

          "Transfer" shall have the meaning specified in Section 8.6.
           --------

          "VEBAs" shall have the meaning assigned to such term in Section 3.19.
           -----

          "Voting Debt" shall have the meaning assigned to such term in Section
           -----------
3.3.

          "Voting Securities" means the Common Stock and all other securities of
           -----------------
the Company having the power generally to vote for the election of directors.

          "WARN" shall have the meaning assigned to such term in Section 3.18.
           ----

                                  ARTICLE II

                              ISSUANCE OF SHARES
                              ------------------

          (S)2.1  Issuance of Shares.  Subject to the terms and conditions set
                  ------------------
forth in this Agreement, the Company agrees to sell to each Purchaser, and each Purchaser severally agrees to purchase, on the Closing Date, the number of Shares set forth opposite the name of such Purchaser on Exhibit A attached
                                                        ---------
hereto.

          (S)2.2  Price.  In full consideration for the purchase by Purchasers
                  -----
of the Shares, Purchasers shall pay to the Company, on the Closing Date simultaneously with the issuance of the Shares to Purchasers, an amount equal to $15,353,125.98, by wire transfer of immediately available funds to the account or accounts identified to Purchasers at least two business days prior to the Closing Date. Upon payment of the purchase price, certificates representing the number of Shares purchased by each Purchaser shall be issued to such Purchasers.

          (S)2.3  Closing.  The sale referred to in Section 2.1 (the "Closing")
                  -------
shall take place at 10:00 A.M. New York City time at the offices of White & Case LLP on November 12, 1998, or at such other time and date (not later than January 31, 1999) as the parties hereto shall designate in writing. Such date is herein referred to as the "Closing Date."

                                  ARTICLE III
                                  -----------

                   REPRESENTATIONS OF PARENT AND THE COMPANY
                   -----------------------------------------

          (S)3.  Representations of Parent and the Company.  Parent and the
                 -----------------------------------------
Company represent and warrant, jointly and severally, as follows:

          (S)3.1  Authorization and Validity; Enforceability.  (a)  Each of
                  ------------------------------------------
Parent and the Company has the requisite corporate power and authority to execute and deliver this Agreement and each other Transaction Agreement to which it is a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and each other Transaction Agreement to which it is a party by each of Parent and the Company and the performance by each of them of their respective obligations hereunder and thereunder have been duly authorized and approved by such entity's Board of Directors and, except for (i) the declaration by the Board of Directors of Parent of the distribution of Common Stock in the Spin-Off, (ii) the declaration by the Board of Directors of the Company of a distribution of an amount not to exceed $10,500,000 (which amount shall be in cash; provided, that, $3,500,000 of such distribution shall be made in an equivalent aggregate principal amount of Irex Notes) by the Company to Parent as the sole shareholder of the Company and
(iii) the adoption of the Option Plan and the issuance thereunder of the employee stock options contemplated hereby, no other corporate action on the part of Parent or the Company is necessary to authorize the execution, delivery and performance of this Agreement and each other Transaction Agreement to which it is a party.

          (b) This Agreement and each other Transaction Agreement to which it is a party has been or will be, as the case may be, duly executed and delivered by each of Parent and the Company and, assuming the due execution and delivery hereof and thereof by the other parties thereto, this Agreement and each other Transaction Agreement to which Parent or the Company is a party constitutes or, in the case of the other Transaction Agreements to which Parent or the Company are a party, will constitute when executed by Parent or the Company, the valid and binding obligation of Parent or the Company, as the case may be, enforceable against each of them in accordance with their terms, except to the extent that their enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and to general equitable principles.

          (S)3.2  Existence and Good Standing.  (a)  Parent is a corporation
                  ---------------------------
duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Parent has the power to own, lease and operate its property and to carry on its business as now being conducted. Parent is duly qualified to do business and is in good standing in each jurisdiction in which the character or location of the properties owned, leased or operated by Parent or the nature of the business conducted by Parent makes such qualification necessary, except for such jurisdictions where the failure to be so qualified or licensed and in good standing would not have a material adverse effect on (x) the Condition of the Company and its subsidiaries taken as a whole or (y) the ability of Parent or the Company to consummate the transactions contemplated by this Agreement.

          (b) The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. The Company has the power to own, lease and operate its property and to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing in each jurisdiction in which the character or location of the properties owned, leased or operated by the Company or the nature of the business conducted by the Company makes such qualification necessary, except for such jurisdictions where the failure to be so qualified or licensed and in good standing would not have a material adverse effect on (x) the Condition of the Company and its subsidiaries, taken as a whole or (y) the ability of the Company to consummate the transaction contemplated by this Agreement.

          (S)3.3  Capital Stock.  (a)  The Company has an authorized
                  -------------
capitalization consisting of (i) 15,000,000 shares of Common Stock, of which 10,000 shares are issued and outstanding as of the date hereof and 15,784 shares will be issued and outstanding immediately after the Closing and no shares are or will be held in the Company's treasury and (ii) 15,000,000 shares of preferred stock, par value $0.01 per share, of which no shares are issued or outstanding. All such outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable and are not subject to, nor were they issued in violation of, any preemptive rights. Except as described above or as set forth on Schedule 3.3, no shares of capital
                                             ------------
stock of the Company are authorized, issued or outstanding and there are no outstanding or authorized options, warrants, rights, subscriptions, claims of any character, agreements, obligations, convertible or exchangeable securities, or other commitments contingent or otherwise, relating to capital stock of the Company, pursuant to which the Company is or may become obligated to issue or purchase shares of Common Stock, any other shares of capital of the Company or any securities convertible into, exchanged for, or evidencing the right to subscribe for, any shares of the capital stock of the Company (the "Company Options"). The Company has no authorized or outstanding bonds, debentures, notes or other indebtedness the holders of which have the right to vote (or convertible or exchangeable into or exercisable for securities having the right to vote) with the shareholders of the Company or any of its subsidiaries on any matter ("Voting Debt").

          (b) On the Closing Date, after giving effect to the transactions contemplated hereby, there shall be issued and outstanding 15,784 shares of Common Stock and no shares of the Company's preferred stock. On the Closing Date, the Shares will constitute at least 45% of the issued and outstanding Common Stock on a fully-diluted basis. The issuance and delivery by the Company of the Shares to Purchasers in accordance with the terms of this Agreement will vest in Purchasers valid title thereto, free and clear of any and all Liens or other adverse claims, except for restrictions on resale imposed by the Securities Act and other applicable securities laws. The Shares, upon issuance and delivery to Purchasers, will be duly authorized and validly issued, fully paid and nonassessable and shall not be subject to, or have been issued in violation of, any preemptive rights.

          (S)3.4  Subsidiaries and Investments.  (a)  Set forth in Schedule 3.4
                  ----------------------------                     ------------
attached hereto is a list of each Person in which the Company owns, directly or indirectly, any equity security (a "subsidiary"). Each subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation (as set forth on Schedule 3.4), and has
                                                          ------------
all requisite power to own, lease and operate its property and to carry on its business as now being conducted.

          (b) Set forth on Schedule 3.4 is a list of jurisdictions in which each
                           -------------
subsidiary is qualified or licensed to do business. Each subsidiary is duly qualified to do business and is in good standing in each jurisdiction in which the character or location of the properties owned, leased or operated by such subsidiary or the nature of the business conducted by such subsidiary make such qualification necessary, except for such jurisdictions where the failure to be so qualified or licensed and in good standing would not have a material adverse effect on the Condition of the Company and its subsidiaries, taken as a whole.

          (c) Each subsidiary has the capitalization set forth in Schedule 3.4.
                                                                  ------------
All of the outstanding shares of capital stock or other equity securities, as the case may be, of each subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are not subject to, nor were they issued in violation of, any preemptive rights, and are owned, of record and beneficially, by the Company or a subsidiary of the Company, free and clear of all Liens. There are no outstanding options, warrants, rights, subscriptions, claims of any character, agreements, obligations, convertible or exchangeable securities, or other commitments, contingent or otherwise relating to the capital stock or other equity securities, as the case may be, of any subsidiary of a Company, pursuant to which such subsidiary, the Company or any other subsidiary of the Company is or may become obligated to issue or purchase any shares of capital stock or other equity securities of such subsidiary or any securities convertible into, exchangeable for, or evidencing the right to subscribe for, any capital stock or other equity securities of such subsidiary ("Subsidiary Options" and collectively with the Company Options, the "Options") other than such rights granted to the Company or a subsidiary of the Company. The subsidiaries of the Company have no authorized or outstanding Voting Debt.

          (d) Neither the Company nor any subsidiary owns, directly or indirectly, any capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust, joint venture or other entity except as set forth on Schedule 3.4.
                                    ------------

          (e) Except as set forth in Schedule 3.4 and except for restrictions
                                     ------------
imposed by applicable law, there are no restrictions of any kind which prevent or restrict the payment of dividends by any of the Company's subsidiaries.

          (S)3.5  Financial Statements and No Material Changes.  (a)  Parent and
                  --------------------------------------------
the Company have heretofore furnished Purchasers with the consolidated balance sheets of the Company and its subsidiaries as of December 31, 1997, December 31, 1996, and December 31, 1995, and the related consolidated statements of income, shareholders' equity and cash flows for the years then ended, all certified by Arthur Andersen, LLP, and the unaudited consolidated balance sheet of the Company and its subsidiaries as at June 30, 1998, and the related unaudited consolidated statements of income, shareholders' equity, and cash flows for the six months then ended (the unaudited consolidated balance sheet of the Company and its subsidiaries as at June 30, 1998, (the "Balance Sheet Date") is hereinafter referred to as the "Balance Sheet"). Such financial statements, including the footnotes thereto, except as indicated therein, have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated.

          (b) The audited balance sheet of the Company as of December 31, 1997, fairly presents, in all material respects, the financial condition of the Company and its subsidiaries at the date thereof and the related statements of income, shareholders' equity, and cash flows fairly present, in all material respects, the results of the operations of the Company and its subsidiaries and the changes in their financial position for the period indicated.

          (c) Subject to normal year-end adjustments, the Balance Sheet fairly presents, in all material respects, the financial position of the Company and its subsidiaries as of the date thereof and the related statements of income, shareholders' equity, and cash flows fairly present, in all material respects, the results of operations and cash flows of the Company and its subsidiaries and the changes in their financial position for the period indicated. Such other balance sheets of the Company referred to in (a) above fairly present, in all material respects, the financial condition of the Company and its subsidiaries at the respective dates thereof and the related statements of income, shareholders' equity, and cash flows fairly present, in all material respects, the results of the operations of the Company and its subsidiaries and the changes in their financial position for the periods indicated. Since the Balance Sheet Date there has been no material adverse change in the Condition of the Company or its subsidiaries, taken as a whole.

          (S)3.6  Books and Records.  The respective minute books of Parent and
                  -----------------
the Company and its subsidiaries, as previously made available to Purchasers and their representatives, contain accurate records of all meetings of, and corporate action taken by the respective shareholders and Boards of Directors of Parent and of the Company and each subsidiary of the Company (including action taken by written consent). Except as set forth on Schedule 3.6 attached hereto,
                                                   ------------
neither the Company nor any subsidiary has any of its records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company or a subsidiary.

          (S)3.7  Title to Properties; Encumbrances.  Except as set forth on
                  ---------------------------------
Schedule 3.7 attached hereto and except for properties and assets reflected in
------------
the Balance Sheet, or acquired since the Balance Sheet Date, which have been sold or otherwise disposed of in the ordinary course of business, the Company and each subsidiary has good and valid title to (a) all of its properties and assets (real and personal, tangible and intangible), including, without limitation, all of the properties and assets reflected in the Balance Sheet, except as indicated in the notes thereto and (b) all of the properties and assets purchased by the Company or any subsidiary since the Balance Sheet Date; in each case free and clear of all Liens except Permitted Liens. All of the tangible personal property owned by the Company and used in its business is in good operating condition and repair, ordinary wear and tear excepted, and, in the aggregate, is adequate and suitable for the purposes for which it is presently being used except for such deficiencies as would not have, individually or in the aggregate, a material adverse effect on the Condition of the Company and its subsidiaries, taken as a whole.

          (S)3.8  Owned Real Property.  Neither the Company nor any of its
                  -------------------
subsidiaries owns any real property.

          (S)3.9  Leases.  Schedule 3.9 attached hereto contains an accurate and
                  ------   ------------
complete list of all leases to which the Company or any subsidiary is a party (as lessee or lessor) with an annual rental obligation in excess of $25,000. Each lease set forth on Schedule 3.9 (or required to be set forth on Schedule
                        ------------                                 --------
3.9) is in full force and effect; all rents and additional rents due to date on
---
each such lease have been paid; in each case, the lessee has been in peaceable possession since the commencement of the original term of such lease and is not in default thereunder and no waiver, indulgence or postponement of the lessee's obligations thereunder has been granted by the lessor; and there exists no event of default or event, occurrence, condition or act (including the consummation of the Spin-Off and the purchase of the Shares hereunder) of, or on the part of, the Company or, to the knowledge of the Company, of, or on the part of, any lessor or landlord under any such lease, which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default or event of default under any such lease. Neither the Company nor any subsidiary has violated any of the terms or conditions under any such lease in any material respect, and, to the knowledge of the Company, all of the covenants to be performed by any other party under any such lease have been fully performed. The property leased by the Company or any subsidiary is in a state of good maintenance and repair and is adequate and suitable for the purposes for which it is presently being used. The Company and its subsidiaries have good and valid leasehold interests in all leased real property described in each lease set forth in Schedule 3.9 (or required to be
                                              ------------
set forth in Schedule 3.9), free and clear of any and all Liens, except for
             ------------
Permitted Liens.

          (S)3.10  Material Contracts.  (a)  Except as set forth on Schedule
                   ------------------                               --------
3.10 attached hereto, neither the Company nor any subsidiary is a party to or is
----
bound by:

          (i) any agreement, contract or commitment relating to the employment of any Person by the Company or any subsidiary pursuant to which such Person is or may become entitled to receive aggregate compensation during the current fiscal year in excess of $75,000, or any bonus, deferred compensation, pension, profit sharing, stock option, employee stock purchase, retirement or other employee benefit plan;

          (ii) any agreement, indenture or other instrument which contains restrictions with respect to payment of dividends or any other distribution in respect of its capital stock;

          (iii) any agreement, contract or commitment relating to capital expenditures in excess of $50,000 individually or $500,000 in the aggregate;

          (iv) any loan (other than (x) accounts receivable from trade debtors in the ordinary course of business and (y) loans and advances to employees of the Company not exceeding $100,000 in the aggregate) or advance to, or investment in, any Person or any agreement, contract or commitment relating to the making of any such loan, advance or investment;

          (v) any agreement evidencing borrowings by the Company or any subsidiary, including, but not limited to, loan and credit agreements, promissory notes and other instruments of indebtedness, other than any such agreements which do not involve an obligation of the Company and its subsidiaries in excess of $100,000, individually, or $500,000 in the aggregate;

          (vi) any guarantee or other contingent liability in respect of any indebtedness or obligation of any Person (other than the endorsement of negotiable instruments for collection in the ordinary course of business);

          (vii) any management service, consulting or any other similar type contract or agreement, other than any such contracts or agreements which do not involve annual payments by the Company or its subsidiaries in excess of $100,000 individually or $500,000 in the aggregate;

          (viii) any agreement, contract or commitment limiting the ability of the Company or any subsidiary to engage in any line of business or to compete with any Person;

          (ix) any agreement, contract or commitment with any officer or director of the Company, with Parent or with any Affiliate of the Company (other than a subsidiary of the Company);

          (x) any agreement, contract or commitment not in the ordinary course of business and involving total annual payments in excess of $100,000;

          (xi) any written or, to the knowledge of the Company, oral warranty, guaranty or other similar undertaking with respect to any contractual performance extended by the Company or any subsidiary or any product sold, resold or the sale of which was brokered by the Company or any subsidiary;

          (xii) any supply contract, requirements contract, output contract or distribution contract involving annual payments of $100,000;

          (xiii) any agreement, contract or commitment which involves annual payments of $100,000 or more and is not cancelable without penalty within 30 days;

          (xiv) any other agreement, contract or commitment not described in clauses (i) through (xiii) of this Section 3.10(a) which would have a material adverse effect on the Condition of the Company and its subsidiaries, taken as a whole; or

          (xv) any amendment, modification or supplement in respect of, or any written or, to the knowledge of the Company, oral agreement to amend, modify or supplement, any of the foregoing.

          (b) Except as set forth on Schedule 3.10, each contract or agreement set forth on Schedule 3.10 (or required to be set forth on Schedule 3.10) is in
             -------------                                 -------------
full force and effect and there exists no material default or event of default or event, occurrence, condition or act (including, without limitation, the consummation of the Spin-Off and the purchase of the Shares hereunder) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a material default or event of default thereunder except for such defaults or events of default as would not have, individually or in the aggregate, a material adverse effect on the Condition of the Company and its subsidiaries taken as a whole. Except as set forth on Schedule 3.10, the
                                                           -------------
Company has no plan or expectation to amend, modify or supplement any agreement, contract or commitment set forth on Schedule 3.10 (or required to be set forth
                                    -------------
on Schedule 3.10) in any way that would materially affect the Condition of the
   -------------
Company.  Except as set forth on Schedule 3.10, neither the Company nor any
                                 -------------
subsidiary has violated any of the terms or conditions of any contract or agreement set forth on Schedule 3.10 (or required to be set forth on Schedule
                       -------------                                 --------
3.10) in any material respect, and, to the knowledge of the Company, no other
----
party thereto has materially violated, or is in material violation of, any covenant to be performed by such party under any such contract agreement.

          (S)3.11  Consents and Approvals; No Violations.  Other than as set
                   -------------------------------------
forth on Schedule 3.11 attached hereto, the execution and delivery of this
         -------------
Agreement by each of Parent and the Company and the consummation by each of Parent and the Company of the transactions contemplated hereby will not: (1) violate any provision of the articles of incorporation or by-laws of Parent or the Company or any of their respective subsidiaries; (2) violate any statute, ordinance, rule, regulation, order or decree of any court or of any governmental or regulatory body, agency or authority applicable to Parent or the Company or any of their respective subsidiaries or by which any of their respective properties or assets may be bound; (3) require Parent or the Company or any of their respective subsidiaries to make any filing with or obtain any permit, consent or approval of or give any notice to, any governmental or regulatory body, agency or authority; or (4) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Lien upon any of the properties or assets of Parent or the Company or any of their respective subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or other instrument or obligation to which Parent or the Company or any of their respective subsidiaries is a party, or by which it or any of their respective properties or assets is bound except in the case of clauses (3) and (4) above, for such violations, filings, permits, consents, approvals, notices, breaches or conflicts which would not have a material adverse effect on (i) the Condition of the Company and its subsidiaries, taken as a whole, or (ii) the ability of Parent or the Company to consummate the transactions contemplated hereby or to perform their obligations hereunder.

          (S)3.12  Litigation.  Except as set forth on Schedule 3.12 attached
                   ----------                          -------------
hereto and except with respect to environmental matters (which are covered in Section 3.20), there is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before (or to the knowledge of the Company any investigation by) any governmental agency, pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, or any of their properties or rights which would materially adversely affect the right or ability of the Company or any of its subsidiaries to carry on their respective business as now conducted, or to own their respective assets, or which would materially adversely affect the Condition of the Company and its subsidiaries, taken as a whole; and the Company does not know of any valid basis for any such action, proceeding or investigation. Neither the Company nor any of its subsidiaries is subject to any judgment, order or decree entered in any lawsuit or proceeding which would have a material adverse effect on the Condition of the Company and its subsidiaries, taken as a whole.

          (S)3.13  Taxes.  (a)  Tax Returns.  The Company has timely filed or
                   -----        -----------
caused to be timely filed with the appropriate taxing authorities all returns, statements, forms and reports for Taxes ("Returns") that are required to be filed by, or with respect to, the Company and its subsidiaries on or prior to the Closing Date. Such Returns, as filed, reflect reasonable tax filing positions with respect to all Tax Items reflected or required to be reflected thereon.

          (b) Payment of Taxes.  All Taxes and Tax liabilities of the Company
              ----------------
and its subsidiaries (A) shown to be due on the Returns that are required to be filed by, or with respect to, the Company and its subsidiaries on or prior to the Closing Date and (B) with respect to Taxes for which no Returns were filed or were required to be filed, have been paid.

          (c)    Other Tax Matters.  (i)  Except as set forth on Schedule 3.13,
                 -----------------                               -------------
neither the Company nor any of its subsidiaries has been the subject of an audit or other examination of Taxes by the tax authorities of any nation, state or locality nor has the Company or any of its subsidiaries received any notices from any taxing authority relating to any issue which could affect the Tax liability of the Company or any of its subsidiaries.

          (ii)   Except as set forth on Schedule 3.13, neither Parent nor the
                                        -------------
Company, or any of its subsidiaries has, as of the Closing Date, (A) entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of Taxes of the Company or any of its subsidiaries or (B) is presently contesting the Tax liability of the Company or any of its subsidiaries before any court, tribunal or agency.

          (iii) Except as set forth on Schedule 3.13, neither the Company nor any of its subsidiaries has been included in any "consolidated," "unitary" or "combined" Return provided for under the law of the United States, any foreign jurisdiction or any state or locality with respect to Taxes for any taxable period for which the statute of limitations has not expired.

          (iv) All Taxes which the Company or any of its subsidiaries is (or was) required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable.

          (v)    Except as set forth on Schedule 3.13, there are no tax sharing,
                                        -------------
allocation, indemnification or similar agreements in effect as between the Company or any predecessor or affiliate thereof and any other party (including Parent and any predecessors or affiliates thereof) under which Purchasers or the Company or any of its subsidiaries could be liable for any Taxes or other claims of any party.

          (vi) Neither the Company nor any of its subsidiaries has applied for, been granted, or agreed to any accounting method change for which it will be required to take into account any adjustment under Section 481 of the Code or any similar provision of the Code or the corresponding tax laws of any nation, state or locality.

          (vii) No election under Section 341(f) of the Code has been made or shall be made prior to the Closing Date to treat the Company or any of its subsidiaries as a consenting corporation, as defined in Section 341 of the Code.

          (viii) Neither the Company nor any of its subsidiaries is a party to any agreement that would require it to make any payment that would constitute an "excess parachute payment" for purposes of Sections 280G and 4999 of the Code.

          (ix) Except as a result of actions taken by the Company (whether prior to or subsequent to the date hereof) that are prohibited by Section 6.1 and 6.2 of the Tax Sharing Agreement or as a result of the failure of the Purchasers' representation in Section 4.10 of this Agreement to be true and correct as of the date of this Agreement and as of the Closing Date, the Spin-Off will qualify as a tax free distribution pursuant to Section 368 and/or
Section 355 of the

Code and any analogous state income tax provisions; provided that notwithstanding anything to the contrary contained herein, Parent and the Company shall not be deemed to make this representation and warranty on the date of this Agreement, but only on the date of, and only in the event of, the consummation of the Spin-Off (which shall be the Closing Date); it being expressly understood that such representation shall not be deemed to relate to any period prior to the Closing Date.

          (S)3.14  Liabilities.  Except as set forth on Schedule 3.14, to the
                   -----------                          -------------
knowledge of the Company, neither the Company nor any of its subsidiaries has any outstanding claims, liabilities or indebtedness, contingent or otherwise, except as set forth in the Balance Sheet or referred to in the footnotes thereto, other than liabilities incurred subsequent to the Balance Sheet Date in the ordinary course of business not involving borrowings by the Company or any subsidiary. Neither the Company nor any of its subsidiaries is in default in respect of the terms or conditions of any indebtedness.

          (S)3.15  Insurance.  Set forth on Schedule 3.15 attached hereto is a
                   ---------                -------------
complete list of insurance policies which the Company and its subsidiaries maintain with respect to their businesses, properties or employees. Such policies are in full force and effect and, to the knowledge of the Company, are free from any right of termination on the part of the insurance carriers. Such policies, with respect to their amounts and types of coverage, are adequate to insure fully against risks to which the Company, its subsidiaries and their property and assets are normally exposed in the operation of their respective businesses. Since June 30, 1997, there has not been any material adverse change in the Company's or any of its subsidiaries' relationship with its insurers or in the premiums payable pursuant to such policies.

          (S)3.16  Intellectual Properties.  Except as otherwise set forth on
                   -----------------------
Schedule 3.16, the Company and its subsidiaries own, and in the six year period
-------------
immediately prior to the date of this Agreement have owned, all right, title and interest in, or have, and have had, valid licenses to use all Intellectual Property used in the operation of the business of the Company and its subsidiaries (the "Company Intellectual Property") including, without limitation, exclusive rights to use, sell, transfer, assign and license the same. Except as set forth on Schedule 3.16, each such item of Company
                              -------------
Intellectual Property which is owned by the Company has been duly registered with, filed in, or issued by the appropriate domestic or foreign governmental agency, to the extent required, and each such registration, filing and issuance remains in full force and effect. Except as set forth on Schedule 3.16, no
                                                          -------------
claim adverse to the interests of the Company and its subsidiaries in the Company Intellectual Property has been made or, to the knowledge of the Company, threatened in litigation or otherwise and, to the knowledge of the Company, no basis exists for such claim. To the knowledge of the Company, no Person has infringed or otherwise violated the Company Intellectual Property. Except as set forth on Schedule 3.16, no litigation is pending wherein the Company or any
             -------------
of its subsidiaries is accused of infringing or otherwise violating the Intellectual Property right of another, or of breaching a contract conveying rights under Intellectual Property. No such claim has been asserted or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, nor, to the knowledge of the Company, are there any facts that would give rise to such a claim.

          (S)3.17  Compliance with Laws.  Except with respect to environmental
                   --------------------
matters (which are covered in Section 3.20) each of the Company and its subsidiaries is in compliance in all material respects with all applicable laws, statutes, ordinances, regulations, orders, judgments and decrees of any government or political subdivision thereof, whether Federal, state, or local and whether domestic or foreign, or any agency or instrumentality thereof, or any court or arbitrator, and has not received any written, or, to the knowledge of the Company, oral notice that any violation of the foregoing is being or may be alleged.

          (S)3.18  Employment Relations  Except as set forth on Schedule 3.18:
                   --------------------                         -------------

          (a) Each of the Company and its subsidiaries is in material compliance with all federal, state or other applicable laws, respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practice.

          (b) No unfair labor practice complaint against the Company or any of its subsidiaries is pending before the National Labor Relations Board.

          (c) There is no labor strike, slowdown or stoppage or material labor dispute actually pending or, to the knowledge of the Company, threatened against or involving the Company or any of its subsidiaries.

          (d) To the knowledge of the Company, no representation question exists respecting the employees of the Company or any of its subsidiaries.

          (e) No grievance exists which would have a material adverse effect on the Condition of the Company and its subsidiaries, taken as a whole.

          (f) No collective bargaining agreement is in effect with respect to, or is currently being negotiated by, the Company or any of its subsidiaries.

          (g) Neither the Company nor any of its subsidiaries has experienced any material labor difficulty during the last three years.

          (h) There has not been any material adverse change in relations with employees of the Company or any of its subsidiaries as a result of any announcement of the transactions contemplated by this Agreement.

          (i) There has been no, and will not be, any "layoff" or "plant closing" as defined by the Worker Adjustment Retraining and Notification Act ("WARN") during the 90 days prior to the Closing Date.

          (S)3.19  Employee Benefit Plans.
                   ----------------------

          (a) List of Plans.  Set forth in Schedule 3.19(a) attached hereto is
              -------------                ----------------
an accurate and complete list of all domestic and foreign (i) "employee benefit plans," within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder ("ERISA"); (ii) bonus, stock option, stock purchase, restricted stock, incentive, fringe benefit, "voluntary employees' beneficiary associations" ("VEBAs") under Section 501(c)(9) of the Code, profit-sharing, pension, or retirement, deferred compensation, medical, life, disability, accident, salary continuation, accrued leave, vacation, sick pay, sick leave, supplemental retirement and unemployment benefit plans, programs, arrangements, commitments and/or practices (whether or not insured); and (iii) employment, consulting, termination, and severance contracts or agreements; whether or not any such plans, programs, arrangements, commitments, contracts, agreements and/or practices (referred to in (i), (ii) or (iii) above) are in writing or are otherwise exempt from the provisions of ERISA (but excluding in all cases any "multiemployer plan" as defined in Section 3(37) of ERISA); that have been established, maintained or contributed to (or with respect to which an obligation to contribute has been undertaken) or with respect to which any potential liability is borne by the Company or any of its subsidiaries or any ERISA Affiliate with respect to any active, retired or former employees or directors of the Company or its subsidiaries and, with respect to any such plan, program, arrangement, commitment, contract, agreement and/or practice that is subject to Title IV of ERISA, any active, retired or former employees or directors of the Company, its subsidiaries or any ERISA Affiliate (including, for this purpose and for the purpose of all of the representations in this
Section 3.19 any predecessors to the Company or to any of its subsidiaries) ("Employee Benefit Plans").

          (b) Status of Plans.  Except as otherwise disclosed on Schedule
              ---------------                                    --------
3.19(b), each Employee Benefit Plan (including any related trust) materially
-------
complies in form with the requirements of all applicable laws, including, without limitation, ERISA and the Code, and has at all times been maintained and operated in material compliance with its terms and the requirements of all applicable laws, including, without limitation, ERISA and the Code. Except as otherwise disclosed on Schedule 3.19(b) no complete or partial termination of any Employee Benefit Plan has occurred or is reasonably expected to occur, and no proceedings have been instituted, and no condition exists and no event has occurred that in any such case would constitute grounds, under Title IV of ERISA to terminate, or appoint a trustee to administer, any Employee Benefit Plan. Except as provided in the Benefits Sharing Agreement, neither the Company nor any of its subsidiaries has any commitment, intention or understanding to create, modify or terminate any Employee Benefit Plan. Except as required to maintain the tax-qualified status of any Employee Benefit Plan intended to qualify under Section 401(a) of the Code, no condition or circumstance exists that would prevent the amendment or termination of any Employee Benefit Plan. No event has occurred and no condition or circumstance has existed that would result in a material increase in the benefits under or the expense of maintaining any Employee Benefit Plan from the level of benefits or expense incurred for the most recent fiscal year ended thereof. No Employee Benefit Plan is a plan described in Section 4063(a) of ERISA.

          (c) Liabilities.   No Employee Benefit Plan subject to Section 412 of
              -----------
the Code or Section 302 of ERISA has incurred any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, respectively, or has applied for or obtained a waiver from the Internal Revenue Service ("IRS") of any minimum funding requirement or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA. Except for payments of premiums to the Pension Benefit Guaranty Corporation ("PBGC"), which have been timely paid in full, neither the Company nor any of its subsidiaries has incurred any liability to the PBGC in connection with any Employee Benefit Plan, or ceased operations at any facility or withdrawn from any such Employee Benefit Plan in a manner which would subject it to liability under Section 4062, 4063 or 4064 of ERISA, or knows of any facts or circumstances that are reasonably likely to give rise to any liability of the Company or any of its subsidiaries to the PBGC under Title IV of ERISA that could reasonably be anticipated to result in any claims being made against Purchasers by the PBGC.

          Except as disclosed on Schedule 3.19(c), no Employee Benefit Plan
                                 ----------------
which is a "group health plan" (as such term is defined in Section 5000(b)(1) of the Code or Section 607(1) of ERISA) is a "multiple employer welfare arrangement," within the meaning of Section 3(40) of ERISA. Neither the Company nor any of its subsidiaries maintains any Employee Benefit Plan which is an "employee welfare benefit plan" (as such term is defined in Section 3(1) of ERISA) that has provided any "disqualified benefit" (as such term is defined in
Section 4976(b) of the Code) with respect to which an excise tax could be imposed.

          Except as disclosed on Schedule 3.19(c), neither the Company nor any
                                 ----------------
of its subsidiaries maintains any Employee Benefit Plan (whether qualified or non-qualified under Section 401(a) of the Code) providing for post-employment or retiree health, life insurance and/or other welfare benefits and having unfunded liabilities, and neither the Company nor any of its subsidiaries have any obligation to provide any such benefits to any retired or former employees or active employees following such employees' retirement or termination of service. Except as disclosed on Schedule 3.19(c), neither the Company nor any of its subsidiaries has any unfunded liabilities pursuant to any employee benefit pension plan (as defined in Section 3(2) of ERISA) that is not intended to be qualified under Section 401(a) of the Code.

          Neither the Company nor any of its subsidiaries has incurred any liability for any tax or excise tax arising under Chapter 43 of the Code, and, to the knowledge of the Company, no event has occurred and no condition or circumstance exists that could give rise to any such liability.

          No asset of the Company or any of its subsidiaries is subject to any lien arising under Section 302(f) of ERISA or Section 412(n) of the Code, and, to the knowledge of the Company, no event has occurred and no condition or circumstance exists that is reasonably likely to give rise to any such lien. Neither the Company nor any of its subsidiaries has been required to provide any security under Section 307 of ERISA or Section 401(a)(29) or 412(f) of the Code, and, to the knowledge of the Company, no event has occurred and no condition or circumstance exists that is reasonably likely to give rise to any such requirement to provide any such security.

          There are no actions, suits, claims or disputes pending, or, to the knowledge of the Company, threatened or reasonably expected to be asserted against or with respect to any Employee Benefit Plan or the assets of any such plan (other than routine claims for benefits and appeals of denied routine claims). No civil or criminal action brought pursuant to the provisions of Title I, Subtitle B, Part 5 of ERISA is pending, threatened, or reasonably expected to be asserted against the Company or any of its subsidiaries or any fiduciary of any Employee Benefit Plan, in any case with respect to any Employee Benefit Plan. Except as set forth on Schedule 3.19(c), no Employee Benefit Plan
                                      ----------------
or any fiduciary with respect thereto is currently under audit or, to the knowledge of the Company, under investigation or examination by any governmental or quasi-governmental agency.

          (d) Contributions.  Full payment has been timely made of all amounts
              -------------
which the Company or any of its subsidiaries is required, under applicable law or under any Employee Benefit Plan or any agreement relating to any Employee Benefit Plan to which the Company or any of its subsidiaries is a party, to have paid as contributions or premiums thereto as of the last day of the most recent fiscal year of such Employee Benefit Plan ended prior to the date hereof, except to the extent that the failure to timely make such payments will not result in a material liability. All such contributions and/or premiums have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any governmental entity, and to the knowledge of the Company no event has occurred and no condition or circumstance exists that is reasonably likely to give rise to any such challenge or disallowance. Except as provided in the Benefits Sharing Agreement, benefits under all Employee Benefit Plans are as represented and have not been increased subsequent to the date as of which documents have been provided.

          (e) Plan Assets.  Except as disclosed on Schedule 3.19(e), no Employee
              -----------
Benefit Plan holds as an asset any interest in any annuity contract, guaranteed investment contract or any other investment or insurance contract, policy or instrument issued by an insurance company that, to the knowledge of the Company, is or may be the subject of bankruptcy, conservatorship, insolvency, liquidation, rehabilitation or similar proceedings.

          (f) Tax Qualification.  Each Employee Benefit Plan intended to be
              -----------------
qualified under Section 401(a) of the Code has, as currently in effect, been determined to be so qualified by the IRS or an application for a determination letter will be submitted to the IRS no later than the end of the applicable remedial amendment period as described in Section 401(b) of the Code. Each trust established in connection with any Employee Benefit Plan which is intended to be exempt from Federal income taxation under Section 501(a) of the Code has, as currently in effect, been determined to be so exempt by the IRS or an application for a determination letter will be submitted to the IRS no later than the end of the applicable remedial amendment period as described in Section 401(b) of the Code. Each VEBA has been determined by the IRS to be exempt from Federal income tax under Section 501(c)(9) of the Code. Since the date of each most recent determination referred to in this paragraph (f), no event has occurred and no condition or circumstance has existed that resulted or is reasonably likely to result in the revocation of any such determination or that would adversely affect the qualified status of any such Employee Benefit Plan or the exempt status of any such trust or VEBA.

          (g) Transactions.  Except as disclosed on Schedule 3.19(g), no
              ------------
"reportable event" (as such term is defined in Section 4043 of ERISA) for which the 30-day notice requirement has not been waived by the PBGC has occurred or is reasonably expected to occur with respect to any Employee Benefit Plan. Neither the Company nor any of its subsidiaries nor any of their respective directors, officers, employees or, to the knowledge of the Company, other Persons who participate in the operation of any Employee Benefit Plan, any Multiemployer Plan or related trust or funding vehicle, has engaged in any transaction with respect to any Employee Benefit Plan or breached any applicable fiduciary responsibilities or obligations under Title I of

ERISA that would subject any of them to a tax, penalty or liability for prohibited transactions or breach of any obligations under ERISA or the Code or would result in any claim being made under, by or on behalf of any such Employee Benefit Plan by any party with standing to make such claim.

          (h)      Triggering Events.  The execution of this Agreement and the
                   -----------------
consummation of the transactions contemplated hereby, do not constitute a triggering event under any Employee Benefit Plan or arrangement, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment (whether of severance pay or otherwise), "parachute payment" (as such term is defined in
Section 280G of the Code), acceleration, vesting or increase in benefits to any employee or former employee or director of the Company or any of its subsidiaries. Except as set forth in Schedule 3.19(h), no Employee Benefit Plan provides for the payment of severance, termination, change in control or similar-type payments or benefits.

          (i)      Documents.  Parent and the Company have delivered or caused
                   ---------
to be delivered to Purchasers or their counsel true and complete copies of the following documents in connection with each Employee Benefit Plan (where applicable): (i) all Employee Benefit Plans as in effect on the date hereof, together with all amendments thereto, including, in the case of any Employee Benefit Plan not set forth in writing, a written description thereof; (ii) all current summary plan descriptions, summaries of material modifications, and material communications; (iii) all current trust agreements, declarations of trust and other documents establishing other funding arrangements (and all amendments thereto and the latest financial statements thereof); (iv) the most recent IRS determination letter, obtained with respect to each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code or exempt under
Section 501(a) or 501(c)(9) of the Code; (v) the annual report on IRS Form 5500-series or 990 for each of the last three years for each Employee Benefit Plan required to file such form; (vi) the most recently prepared actuarial valuation report for each Employee Benefit Plan covered by Title IV of ERISA; (vii) the most recently prepared financial statements; (viii) all service provider agreements, insurance contracts, annuity contracts, investment management agreements, subscription agreements, participation agreements, and recordkeeping agreements and collective bargaining agreements; and (ix) the most recent response to auditors' reports for each Employee Benefit Plan.

          (S)3.20  Environmental Laws and Regulations.  Except as set forth on
                   ----------------------------------
Schedule 3.20:
-------------

          (a) To the knowledge of the Company, Hazardous Materials have not at any time been generated, used, treated, distributed, Released, sold or stored on or from, or transported to or from, any Company Property or in connection with any operations thereon by the Company, its subsidiaries or their respective predecessors in interest, or by any other Person (including any previous owner or occupant of any Company Property that is not a predecessor in interest of the Company or its subsidiaries), in each of the foregoing cases in a manner which has resulted, or is reasonably likely to result, in a material Environmental Claim.

          (b) To the knowledge of the Company, the Company and its subsidiaries are in material compliance with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws.

          (c) To the knowledge of the Company, there are no past unresolved, pending or threatened material Environmental Claims against the Company, any of its subsidiaries or any Company Property.

          (d) To the knowledge of the Company, there are no facts, circumstances, conditions or occurrences regarding (i) the Company or its subsidiaries or their respective predecessors in interest (which does not include any previous owner or occupant of any Company Property that is not a predecessor in interest of the Company or its subsidiaries), (ii) any operations of the Company, its subsidiaries or their respective predecessors in interest (which does not include any previous owner or occupant of any Company Property that is not a predecessor in interest of the Company or its subsidiaries) or
(iii) any Company Property, that could reasonably be anticipated (x) to form the basis of a material Environmental Claim against the Company, any of its subsidiaries or any Company Property or assets or (y) to cause such Company Property or assets to be subject to any restrictions on its ownership, occupancy, use or transferability under any Environmental Law.

          (e) To the knowledge of the Company, there are no underground storage tanks owned or utilized at any time by the Company located on any Company Property.

          (f) From the commencement of the Company's business operations on January 1, 1982 through the Closing Date, the Company has not installed, sold, used, handled or removed asbestos-containing products which will result in a claim at any time against the Company.

          (S)3.21  Interests in Clients, Suppliers, Etc.  Except as set forth in
                   -------------------------------------
Schedule 3.21 attached hereto, neither any officer nor director of the Company
-------------
or any of its subsidiaries, Parent, nor any Affiliate of the Company (other than a subsidiary of the Company) possesses, directly or indirectly, any financial interest in, or is a director, officer or employee of, any Person which is a client, supplier, customer, lessor, lessee, or competitor or potential competitor of the Company or any of its subsidiaries. Ownership of securities of a company whose securities are registered under the Exchange Act of 2% or less of any class of such securities shall not be deemed to be a financial interest for purposes of this Section 3.21.

          (S)3.22  Compensation of Employees.   Parent and the Company have
                   -------------------------
previously provided Purchasers with a schedule setting forth the names of all Persons whose compensation from the Company or any of its subsidiaries for the fiscal year ended on the Balance Sheet Date exceeded a base salary of $75,000 per annum.

          (S)3.23  Permits.  Parent and the Company have delivered or made
                   -------
available to Purchasers for inspection a true and correct copy of each Permit. Each Permit required for the continued operation of the business of the Company and its subsidiaries can be renewed. Any applications for the renewal of any such Permit which are due prior to the Closing Date have been or will be timely filed prior to the Closing Date. No proceeding to modify, suspend, revoke, withdraw, terminate or otherwise limit any such Permit is pending or, to the knowledge of the Company, threatened and the Company does not know of any valid basis for such proceeding. No administrative or governmental action has been taken or, to the knowledge of the Company, threatened, in connection with the expiration, continuance or renewal of any such Permit and the Company knows of no valid basis for any such proceeding.

          (S)3.24  No Changes Since Balance Sheet Date.  Except as set forth in
                   -----------------------------------
Schedule 3.24 attached hereto, since the Balance Sheet Date, except as expressly
-------------
permitted or required by this Agreement, neither the Company nor any of its subsidiaries has (a) incurred any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except in the ordinary course of business consistent with past practice, (b) permitted any of its assets to be subjected to any Lien (other than Permitted Liens), (c) sold, transferred or otherwise disposed of any assets except in the ordinary course of business consistent with past practice, or made any acquisition of all or any part of the properties, capital stock or business of any other Person, (d) made any capital expenditure or commitment therefor in excess of $50,000, individually, or $500,000, in the aggregate, (e) declared or paid any dividend or made any distribution on any shares of its capital stock, (f) redeemed, purchased or otherwise acquired any shares of its capital stock, (g) granted or issued any Option, with respect to any shares of its capital stock, (h) made any bonus or profit sharing distribution or payment of any kind, (i) increased its indebtedness for borrowed money, except current borrowings from banks in the ordinary course of business, or made any loan to any Person, (j) written off as uncollectible any notes or accounts receivable, except write-offs in the ordinary course of business charged to applicable reserves, none of which individually or in the aggregate is material to the Company and its subsidiaries, (k) granted any increase in the rate of wages, salaries, bonuses or other remuneration of any executive employee or other employees, except in the ordinary course of business, consistent with past practice, (l) canceled or waived any claims or rights of substantial value, (m) made any change in any method of accounting or auditing practice, (n) otherwise conducted its business or entered into any transaction, except in the usual and ordinary manner and in the ordinary course of business, or (o) agreed, whether or not in writing, to do any of the foregoing. To the knowledge of the Company, no fact or condition exists or is contemplated or threatened which might cause any change described in clauses (a) through (o) above in the future.

          (S)3.25  Year 2000 Reprogramming.  Except as set forth on Schedule
                   ------------------------                         --------
3.25, any reprogramming required to permit the proper functioning, in and
----
following the year 2000, of the Company's or any of its subsidiaries' (i) computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others) and the testing of all such systems and equipment, as so reprogrammed, will be completed by April 1, 1999 except for such instances of non-completion as will not have a material adverse effect on the Condition of the Company and its subsidiaries, taken as a whole. The costs to the Company and its subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 (including, without limitation, reprogramming errors and the failure of the management information systems and equipment being provided to the Company by Parent) will not have a material adverse effect on the Condition of the Company or any of its subsidiaries. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Company and its subsidiaries are sufficient to permit the Company and its subsidiaries to conduct its business substantially as it is conducted on the date hereof.

          (S)3.26  Suppliers.  (a)  To the knowledge of the Company, there is no
                   ---------
state of facts that might reasonably be expected to result in any supplier to the Company or its subsidiaries failing to deliver or delaying the delivery of goods, services or other products to the Company or its subsidiaries, except for such failures or delays as would not, individually or in the aggregate have a material adverse effect on the Condition of the Company or its subsidiaries, taken as a whole and except for failures or delays relating to or caused by the failure of such suppliers' computer or electronic equipment in and following the year 2000.

          (b) Neither Parent, the Company nor any of the Company's subsidiaries has received any notice (whether written or, to the knowledge of the Company, oral) from any supplier of the Company or its subsidiaries of termination of a distribution agreement between the Company or any of its subsidiaries and such supplier, or has any knowledge of the intent of any supplier to give any such notice or has any reason to believe that any supplier will give, or is contemplating giving, any such notice or proposing or implementing any amendment or modification to an existing supply agreement or arrangement which will have a material adverse effect on the Condition of the Company and its subsidiaries, taken as a whole.

          (S)3.27  Product Liability Claims.  Neither Parent, the Company, nor
                   ------------------------
any subsidiary of the Company has received any notice (whether written or, to the knowledge of the Company, oral) from any customer or any Person using any product of the Company or its subsidiary or supplied by the Company or any of its subsidiaries, to return any products of, or supplied by, the Company or any of its subsidiaries in material quantities, whether arising from an alleged defect or shortcoming in any such product or otherwise, which in the aggregate are greater than $100,000.

          (S)3.28  Spin-Off.  (a)  No consent, approval, authorization or order,
                   --------
or filing or declaration with any court, governmental agency or self-regulatory body is required in connection with the Spin-Off or in connection with the taking by Parent or the Company of any action contemplated thereby, except as have been obtained under the Securities Act, the Exchange Act and as may be required under state securities or Blue Sky laws.

          (b) No document filed with the Commission or provided to the Company's shareholders in connection with the Spin-Off, including without limitation any information statement provided to the Company's shareholders or any Registration Statement on Form 10, as each such document may be amended or supplemented from time to time, contains or will contain an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (S)3.29  Brokers' or Finders' Fees.  Except with respect to (x) the
                   -------------------------
fees payable to Snyder & Company (whose fees and expenses shall be paid by the Company and shall not exceed $425,000) and (y) certain out-of-pocket expenses of Legg Mason Wood Walker, Incorporated incurred in connection with the Company's proposed initial public offering (which such expenses shall be paid by the Company and shall not exceed $200,000), no agent, broker, person or firm acting on behalf of either Parent or the Company is, or will be, entitled to any commission or brokers' or finders' fees from any of the parties hereto, or from any Affiliate of any of the parties hereto, in connection with any of the transactions contemplated by this Agreement.

                                  ARTICLE IV

                         REPRESENTATIONS OF PURCHASERS
                         -----------------------------

          (S)4.   Representations of Purchasers.  Each Purchaser, severally and
                  -----------------------------
not jointly, represents and warrants as follows:

          (S)4.1  Existence and Good Standing of Each Purchaser; Power and
                  --------------------------------------------------------
Authority.  Each Purchaser is a limited partnership duly organized, validly
---------
existing and in good standing under the laws of the State of Delaware. Each Purchaser has the partnership power and authority to enter into, execute and deliver this Agreement and each other Transaction Agreement to which it is a party and perform its obligations hereunder or thereunder, as the case may be. The execution and delivery of this Agreement and each other Transaction Agreement to which such Purchaser is a party by such Purchaser and the performance by such Purchaser of its obligations hereunder and thereunder have been duly authorized and approved by all required partnership action of such Purchaser and no other partnership action on the part of such Purchaser is necessary to authorize the execution, delivery and performance of this Agreement and each other Transaction Agreement to which such Purchaser is a party. This Agreement has been and each other Transaction Agreement to which such Purchaser is a party will be duly executed and delivered by such Purchaser and, assuming the due execution and delivery hereof and thereof by each other party hereto, this Agreement constitutes, and each other Transaction Agreement to which such Purchaser is a party, when so executed and delivered, will be a valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws effecting the enforcement of creditors' rights generally and to general equitable principles.

          (S)4.2  Consents and Approvals; No Violations.   The execution and
                  -------------------------------------
delivery of this Agreement by such Purchaser and the consummation by such Purchaser of the transactions contemplated hereby will not: (1) violate any provision of the Agreement of Limited Partnership of such Purchaser or the operating agreement of any Purchaser that is a limited liability company; (2) violate any statute, ordinance, rule, regulation, order or decree of any court or of any governmental or regulatory body, agency or authority applicable to such Purchaser or by which any of its properties or assets may be bound; (3) require such Purchaser to make any filing with or obtain any permit, consent or approval of or give any notice to, any governmental or regulatory body, agency or authority; or (4) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Lien upon any of the properties or assets of such Purchaser under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or other instrument or obligation to which such Purchaser is a party, or by which any of its properties or assets is bound except in the case of clauses (3) and (4) above for such violations, filings, permits, consents, approvals, notices, breaches or conflicts which could not have a material adverse effect on the ability of such Purchaser to consummate the transactions contemplated hereby or to perform its obligations hereunder.

          (S)4.3  Purchase for Investment.  Each Purchaser will acquire the
                  -----------------------
Shares allocated to it on Exhibit A attached hereto for its own account for
                          ---------
investment purposes only, and are not being purchased for subdivision, fractionalization, resale or distribution in a transaction that would violate the Securities Act or Exchange Act or any state "blue sky" laws. Each Purchaser has no contract, undertaking, agreement or arrangement with any other Purchaser or existing stockholder of the Company to sell, transfer or pledge to such other Person or anyone else the Securities that such Purchaser is to purchase hereunder or any part thereof in a transaction that would violate the Securities Act or Exchange Act. Notwithstanding the foregoing, the disposition of such Purchaser's property shall at all times remain within the sole control of such Purchaser.

          (S)4.4  Brokers' or Finders' Fees.  Except for the fee payable to
                  -------------------------
Evercore Advisors, Inc. pursuant to the Fee Letter (which such fee shall be paid by the Company), no agent, broker, person or firm acting on behalf of any Purchaser is, or will be, entitled to any commission or brokers' or finders' fees from any of the parties hereto, or from any Affiliate of the parties hereto, in connection with any of the transactions contemplated by this Agreement.

          (S)4.5  Accredited Investors.  Each Purchaser is an "accredited
                  --------------------
investor" (as such term is defined in Rule 501 promulgated under the Securities
Act).

          (S)4.6  Sufficient Funds.  Each Purchaser has sufficient funds, in
                  ----------------
cash or available from approved sources of credit, to consummate the transactions described herein.

          (S)4.7  Restricted Securities.  Each Purchaser understands that the
                  ---------------------
Common Stock it is purchasing hereunder is characterized as a "restricted security" under the federal securities laws inasmuch as it is being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Common Stock may not be resold without registration under the Securities Act, except in certain limited instances. In this connection, each Purchaser represents that it is familiar with Rule 144 promulgated by the Commission, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

          (S)4.8  Legend.  Each Purchaser understands that each certificate
                  ------
representing Common Stock purchased hereunder will be imprinted with a legend in substantially the following form:

          THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS OR WITH AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS REASONABLY NOT REQUIRED.

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO THE TERMS AND CONDITIONS OF THAT CERTAIN STOCK SUBSCRIPTION AGREEMENT DATED AS OF OCTOBER 28, 1998, BY AND AMONG IREX CORPORATION, THE COMPANY, EVERCORE CAPITAL PARTNERS L.P., EVERCORE CAPITAL PARTNERS
          (NQ) L.P., AND EVERCORE CAPITAL OFFSHORE PARTNERS L.P., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.
          THE SALE, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES IS SUBJECT TO THE TERMS OF SUCH AGREEMENT AND THE SECURITIES ARE TRANSFERABLE ONLY UPON PROOF OF COMPLIANCE THEREWITH.

          (S)4.9   Antitrust Compliance.  No filing shall be required under the
                   --------------------
Hart-Scott-Rodino Antitrust Improvements Act in connection with the transactions contemplated hereby.

          (S)4.10  No Plan to Acquire Common Stock.  Neither the Purchasers nor
                    -------------------------------
any Affiliate of Purchasers has any current plan or intention, and to the actual knowledge of the Purchasers, no limited partner of any Purchaser has any current plan or intention to acquire, directly or indirectly, stock of the Company; provided, however, that (i) the acquisition by Purchasers of Shares pursuant to this Agreement shall not result in the failure of this representation to be true and correct, and (ii) any direct or indirect acquisition of capital stock of the Company that does not cause subsection 355(e) of the Code to apply to the Spin-Off (whereby the Common Stock would not be treated as qualified property for purposes of subsection 355(c) of the Code) shall not result in the failure of this representation to be true and correct; provided, further, that no Purchaser shall have any obligation to make any inquiry whatsoever of its limited partners in connection with the making of this representation.

                                   ARTICLE V

                CONDUCT OF BUSINESS; EXCLUSIVE DEALING; REVIEW
                ----------------------------------------------

          (S)5.1   Conduct of Business of the Company.  During the period from
                   ----------------------------------
the date of this Agreement to the Closing Date, the Company shall, and shall cause each of its subsidiaries to, and Parent shall cause the Company and each of its subsidiaries to, conduct its or their respective operations only according to its or their ordinary and usual course of business and to use its or their best efforts to preserve intact its or their respective business organizations, keep available the services of its or their officers and employees and maintain satisfactory relationships with licensors, suppliers, distributors, clients and others having business relationships with it or them. Notwithstanding the immediately preceding sentence, prior to the Closing Date, except (x) for the declaration of and payment of a distribution of an amount not to exceed $10,500,000 (which amount shall be in cash; provided that, $3,500,000 of such distribution shall be made in an equivalent aggregate principal amount of Irex Notes) by the Company to Parent as the sole shareholder of the Company,
(y) as is set forth on Schedule 5.1 attached hereto, and (z) as may be first
                       ------------
approved in writing by Purchasers or as is otherwise specifically permitted or required by this Agreement, Parent and the Company will cause (a) the Company's and each of its subsidiaries' respective articles of incorporation and by-laws to be maintained in their form on the date of this Agreement, (b) subject to any existing agreement to which the Company is a party and which is set forth on Schedule 3.10 and subject to changes in the ordinary course of business consistent with part practices, the compensation payable or to become payable by the Company and each of its subsidiaries to any director, officer, employee or agent being paid $75,000 per year or more on the Balance Sheet Date to be maintained at their levels on the date of this Agreement, (c) the Company and each of its subsidiaries to refrain from making any bonus, pension, retirement or insurance payment or arrangement to or with any such Persons except those that may have already been accrued or accrue in the ordinary course of business, (d) the Company and each of its subsidiaries to refrain from entering into any contract or commitment except contracts in the ordinary course of business, (e) the Company and each of its subsidiaries not to authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of Options or otherwise) any stock of any class or any other securities, (f) the Company and each of its subsidiaries to refrain from taking any of the actions referred to in Section 3.24 and (g) commit or agree, whether or not in writing, to do any of the foregoing. During the period from the date of this Agreement to the Closing Date, Parent and the Company shall cause the Company to confer on a regular and frequent basis with one or more designated representatives of Purchasers to report material operational matters and to report the general status of ongoing operations. Parent and the Company shall cause the Company and each of its subsidiaries to notify Purchasers of any unexpected material emergency or other material change in the normal course of its business or in the operation of its properties and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) (other than such complaints, investigations or hearings as are immaterial), adjudicatory proceedings, budget meetings or submissions involving any material property of the Company and each of its subsidiaries, and to keep Purchasers fully informed of such events and permit its representatives prompt access to all materials prepared in connection therewith.

          (S)5.2  Exclusive Dealing.  During the period from the date of this
                  -----------------
Agreement to the earlier of the Closing Date or the date this Agreement is terminated in accordance with its terms, none of Parent, the Company or any of their respective affiliates, directors, officers, employees agents, accountants, consultants, financial advisors, counsel or representatives (collectively "representatives") shall (i) take any action to, directly or indirectly, encourage, initiate, solicit, or engage in discussions or negotiations with, or provide any information to, any entity or person other than Purchasers (and their representatives) concerning any Alternate Transaction, (as defined below) or (ii) otherwise take any action which would prejudice the ability of Purchasers and their affiliates to complete the transactions contemplated hereby. For purposes hereof, an "Alternate Transaction" shall mean (a) any stock purchase, merger, consolidation, reorganization, change in organizational form, spin-off, split-off, recapitalization, sale of equity interests or other similar transaction involving the Company or any of the same involving Parent which would prejudice the ability of Purchasers to complete the transactions contemplated hereby, or (b) any sale of all or any significant portion of the assets of the Company, or (c) any other transaction in respect of the Company which results directly or indirectly, in a change of control of the Company, or
(d) any other transaction or series of transactions which has substantially similar economic effects; in each such case, in which transaction Purchasers do not participate, and other than the Spin-Off and such other transactions as are permitted by this Agreement and the Transaction Agreements.

          (S)5.3  Review of the Company.  Purchasers may, prior to the Closing
                  ---------------------
Date, directly or through their representatives, review during regular business hours upon reasonable notice to the Company or Parent, as the case may be, the properties, books and records of Parent (solely to the extent that such records relate to the Company, its subsidiaries or the transactions contemplated by this Agreement or the Transaction Agreements), the Company and each of the Company's subsidiaries and their financial and legal condition to the extent they deem necessary or advisable to familiarize themselves with such properties and other matters; provided, that such review shall not, (a) affect the representations and warranties made by Parent and the Company in this Agreement or the remedies of Purchasers for breaches of those representations and warranties, or (b) interfere with the normal operation of the business of the Company and its subsidiaries. Parent shall cause the Company and each of its subsidiaries to permit Purchasers and their representatives to have, after the date of execution of this Agreement, full access during regular business hours upon reasonable notice to the Company or Parent, as the case may be, to the premises and to all the books and records of the Company and its subsidiaries and to cause the officers, employees, counsel, accountants, consultants and other representatives of the Company and each of its subsidiaries to furnish Purchasers with such financial and operating data and other information with respect to the business and properties of the Company and its subsidiaries as Purchasers shall from time to time reasonably request. In the event of termination of this Agreement, Purchasers shall keep confidential any information obtained from Parent or the Company or any subsidiary concerning their respective properties, operations and business (unless readily ascertainable from public or published information or trade sources or previously obtained by Purchasers from a source not under any contractual or other legal obligation to keep such information confidential) and at the request of Parent, shall return to the Company all copies of any schedules, statements, documents or other written information obtained in connection herewith and shall destroy all analyses or summaries thereof prepared by Purchasers or their representatives. Parent and the Company shall deliver or cause to be delivered to Purchasers such additional instruments, documents, certificates and opinions as Purchasers may reasonably request for the purpose of verifying the information set forth in this Agreement and on any Schedule attached hereto.

          (S)5.4  Best Efforts.  Each of Parent, the Company and Purchasers
                  ------------
shall cooperate and use its respective best efforts to take, or cause to be taken, all appropriate actions, and to make, or cause to be made, all filings necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Transaction Agreements, including, without limitation, their respective best efforts to obtain, prior to the Closing Date, all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with Parent or the Company as are necessary for consummation of the transactions contemplated by this Agreement and the Transaction Agreements and to fulfill the conditions to the sale contemplated hereby.

                                  ARTICLE VI

                     CONDITIONS TO PURCHASERS' OBLIGATIONS
                     -------------------------------------

          (S)6.   Conditions to Purchasers' Obligations.  The purchase of the
                  -------------------------------------
Shares by Purchasers on the Closing Date is conditioned upon satisfaction, at or prior to the Closing, of the following conditions:

          (S)6.1  Truth of Representations and Warranties.  The representations
                  ---------------------------------------
and warranties of each of Parent and the Company contained in this Agreement or in any Schedule attached hereto shall be true and correct in all material respects (except to the extent such representations and warranties contain a "materiality", "material adverse effect" or similar qualification, in which case they shall be true and correct in all respects) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and Parent and the Company each shall have delivered to Purchasers a certificate, dated the Closing Date, to such effect.

          (S)6.2  Performance of Agreements.  All of the agreements of each of
                  -------------------------
Parent and the Company to be performed prior to the Closing pursuant to the terms of this Agreement shall have been duly performed in all material respects, and Parent and the Company each shall have delivered to Purchasers a certificate, dated the Closing Date, to such effect.

          (S)6.3  Opinion of Parent's Counsel.  (a) Parent shall have furnished
                  ---------------------------
Purchasers with a favorable opinion, dated the Closing Date, of Dechert Price & Rhoads, in form and substance satisfactory to Purchasers and their counsel, to the effect set forth in Exhibit B-1 attached hereto and an opinion of James
                        -----------
Hipolit, Vice President and General Counsel of Parent, in form and substance satisfactory to Purchasers and their counsel, to the effect set forth in Exhibit
                                                                         -------
B-2 attached hereto.
---

          (b) Parent shall have furnished Purchasers with a favorable tax opinion, dated the date of the Spin-Off (which shall be the Closing Date) of Dechert Price & Rhoads, tax counsel to Parent and the Company, in form and substance satisfactory to Purchasers and their counsel, to the effect set forth in Exhibit B-3 attached hereto.
   -----------

          (S)6.4  Good Standing and Other Certificates.  (a)  The Company shall
                  ------------------------------------
have delivered to Purchasers (i) copies of the Company's articles of incorporation and the certificate or articles of incorporation of each subsidiary, including all amendments thereto, in each case certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation, (ii) a certificate from the Secretary of State or other appropriate official of their respective jurisdictions of incorporation to the effect that each of the Company and its subsidiaries is in good standing or subsisting in such jurisdiction and listing all charter documents of the Company and such subsidiaries on file, (iii) a certificate as to the tax status of the Company and each subsidiary from the appropriate official in its jurisdiction of incorporation, (iv) a copy of the By-laws of the Company and each subsidiary certified by the Secretary of the Company or of such subsidiary, as applicable, as being true and correct and in effect on the Closing Date, and (v) copies of resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement, each of the other Transaction Agreements to which such entity is a party and the consummation of each of the transactions contemplated hereby and thereby (including, but not limited to the sale of the Shares and the sale of the Junior Notes), certified by the Secretary of the Company as being true and correct and in effect on the Closing Date.

          (b) Parent shall have delivered to Purchasers (i) copies of Parent's articles of incorporation, including all amendments thereto, in each case certified by the Secretary of State of the Commonwealth of Pennsylvania,
(ii) a certificate from the Secretary of State of the Commonwealth of Pennsylvania to the effect that Parent is in good standing or subsisting in such jurisdiction and listing all charter documents of Parent on file, (iii) a certificate as to the tax status of Parent from the appropriate official in its jurisdiction of incorporation, (iv) a copy of the By-laws of Parent, certified by the Secretary of Parent as being true and correct and in effect on the Closing Date and (v) copies of resolutions of the Board of Directors of Parent authorizing execution, delivery and performance of this Agreement and each of the other Transaction Agreements and the consummation of each of the transactions contemplated hereby and thereby (including, but not limited to the Spin-Off, the sale of the Shares and the Sale of the Junior Notes), certified by the Secretary of Parent as being true and correct and in effect on the Closing Date.

          (S)6.5  No Material Adverse Change.  Prior to the Closing Date there
                  --------------------------
shall have been no material adverse change in the Condition of the Company and its subsidiaries, taken as a whole, and Parent shall have delivered to Purchasers a certificate, dated the Closing Date, to such effect.

          (S)6.6  No Litigation Threatened.  No action or proceedings shall have
                  ------------------------
been instituted or, to the knowledge of any party, threatened before a court or other government body or by any public authority to restrain or prohibit any of the transactions contemplated hereby, and Parent shall have delivered to Purchasers a certificate, dated the Closing Date, to such effect.

          (S)6.7  Employment Agreements.  (a)  Each of Mr. Ronald L. King and
                  ---------------------
the Company shall have executed and delivered an Employment Agreement substantially in the form of Exhibit C-1 attached hereto and such Employment
                             -----------
Agreement shall be in full force and effect.

          (b) Each of Mr. Michael J. Hughes and the Company shall have executed and delivered an Employment Agreement substantially in the form of Exhibit C-2 attached hereto and such Employment Agreement shall be in full force
-----------
and effect.

          (c) On the Closing Date, the Chief Executive Officer of the Company shall have either (i) certified to Purchasers that each of the Persons specified on Schedule 6.7 has been presented with a form of non-competition
             ------------
agreement (which form shall be reasonably acceptable to the Purchasers) and that either such agreement has been executed and delivered by each such Person or that he knows of no reason why each such Person will not execute such non-competition agreement and remain in the employ of the Company after the Closing Date or (ii) presented Purchasers with an alternate plan reasonably acceptable to Purchasers regarding the replacement of each such Person who he has reason to believe may refuse to sign such non-competition agreement or remain in the employ of the Company after the Closing Date.

          (S)6.8   Effectiveness of Registration Statement; Information
                   ----------------------------------------------------
Statement. (a) The Company's Registration Statement on Form 10 with respect to its Common Stock shall have become effective and (x) no stop order suspending the effectiveness of such registration statement shall have been issued and no proceedings for that purpose shall be pending or, to the knowledge of the Company, threatened by the Commission and (y) no order suspending the effectiveness of such registration statement or the qualification or registration of the Common Stock under the Blue Sky laws of any jurisdiction shall be in effect and no proceedings for that purpose shall be pending or, to the knowledge of the Company, threatened by the Commission or the authorities of any such jurisdiction.

          (b) Parent shall have distributed to its shareholders an information statement which substantially complies with the requirements of Regulation 14C under the Exchange Act.

          (S)6.9   Governmental Approvals.  All governmental consents, waivers
                   ----------------------
and approvals, if any, disclosed on any Schedule attached hereto or necessary to permit the consummation of the transactions contemplated by this Agreement and all third party consents, waivers and approvals, if any, disclosed on Schedule
                                                                      --------
6.9 attached hereto shall have been received.
---

          (S)6.10  Board of Directors.  On the Closing Date, the Board of
                   ------------------
Directors of the Company shall be composed of seven Directors and the Chairman of the Board of Directors shall be Ronald L. King, or such other Person as shall be acceptable to Purchasers in their sole discretion. Purchasers shall have received evidence reasonably satisfactory to Purchasers that each of three nominees specified by Purchasers at least two business days in advance of the Closing Date shall have been elected as Directors of the Company, effective upon the Closing.

          (S)6.11  Note Purchase Agreement.  The Company shall have executed and
                   -----------------------
delivered the Note Purchase Agreement and Standby Facility by and among Purchasers and the Company in substantially the form of Exhibit D attached
                                                        ---------
hereto (the "Note Purchase Agreement") in respect of the Company's Adjustable Rate Junior Subordinated Pay-in-Kind Notes due 2007 (the "Junior Notes").

          (S)6.12  Corporate Separation Agreement.  Parent and the Company shall
                   ------------------------------
have executed and delivered a Corporate Separation Agreement substantially in the form of Exhibit E attached hereto (the "Corporate Separation Agreement").
            ---------

          (S)6.13  Tax Sharing and Indemnification Agreement.  Parent and the
                   -----------------------------------------
Company shall have executed and delivered a Tax Sharing and Indemnification Agreement substantially in the form of Exhibit F attached hereto (the "Tax
                                       ---------
Sharing Agreement").

          (S)6.14  Benefits Sharing Agreement.  Parent and the Company shall
                   --------------------------
have executed and delivered a Benefits Sharing Agreement substantially in the form of Exhibit G attached hereto (the "Benefits Sharing Agreement").
        ---------

          (S)6.15  Certificate of Incorporation; By-Laws.  (a)  The Articles of
                   -------------------------------------
Incorporation of the Company shall have been amended and restated substantially in the form of Exhibit H-1 attached hereto and shall be in full force and effect
               -----------
as so amended and restated.

          (b) The By-Laws of the Company shall have been amended and restated substantially in the form of Exhibit H-2 attached hereto and shall be
                                      -----------
in full force and effect as so amended and restated.

          (S)6.16  Credit Agreement.  The Company shall have entered into a new
                   ----------------
senior credit facility on terms and conditions, and with lenders, reasonably acceptable to Purchasers.

          (S)6.17  Transaction Fee.  Purchasers shall have received the
                   ---------------
transaction fees specified in the Fee Letter by and among Purchasers and the Company and dated of even date herewith (the "Fee Letter").

          (S)6.18  Management Equity Participation.  (a)  Each of Messrs. Ronald
                   -------------------------------
L. King and Michael J. Hughes shall beneficially own shares of Common Stock with a value equal to or greater than $75,000 each and Purchasers shall have received evidence reasonably satisfactory to Purchasers of such ownership.

          (b) The Company shall have adopted a Stock Option Plan (the "Option Plan") in form and substance satisfactory to Purchasers and at least 75% of the stock options issuable under the Option Plan shall have been issued on terms and conditions and to Persons reasonably satisfactory to Purchasers.

          (S)6.19  Loan from Parent.  Parent shall have purchased at least
                   ----------------
$3,500,000 aggregate principal amount of the Company's 10-1/2% Junior Subordinated Notes due 2002 (the "Irex Notes"), on terms and conditions reasonably satisfactory to Purchasers.

          (S)6.20  Spin-Off.  Parent shall have completed the Spin-Off.
                   --------

          (S)6.21  Statutes.  No statute, rule, regulation, executive order,
                   --------
decree or order of any kind shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits the consummation of the transactions contemplated by this Agreement or has the effect of making them illegal.

          (S)6.22  Proceedings.  All proceedings to be taken in connection with
                   -----------
the transactions contemplated by this Agreement and all documents incident thereto shall be satisfactory in form and substance to Purchasers and their counsel, and Purchasers shall have received copies of all such documents and other evidences as they or their counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

          (S)6.23  Guaranties.  Parent shall have obtained the termination of,
                   ----------
or the unconditional release of, the Company from all liability under any indebtedness of Parent (or any guaranty, security agreement or other credit support instrument entered into by the Company in respect thereof), including, without limitation, the indebtedness or guaranties set forth on Schedule 6.23
                                                                -------------
attached hereto.

                                  ARTICLE VII

             CONDITIONS TO PARENT'S AND THE COMPANY'S OBLIGATIONS
             ----------------------------------------------------

          (S)7.   Conditions to Parent's and the Company's Obligations. The sale
                  ----------------------------------------------------
of the Shares by the Company on the Closing Date and the performance of Parent's and the Company's other obligations under this Agreement which are to be performed on the Closing Date are conditioned upon satisfaction, at or prior to such date, of the following conditions:

          (S)7.1  Truth of Representations and Warranties.  The representations
                  ---------------------------------------
and warranties of Purchasers contained in this Agreement shall be true and correct in all material respects (except to the extent such representations and warranties contain a "materiality," "material adverse effect" or similar qualification, in which case they shall be true and correct in all respects) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and each Purchaser shall have delivered to Parent a certificate of its general partner, dated the Closing Date, to such effect.

          (S)7.2  Performance of Agreements.  All of the agreements of
                  -------------------------
Purchasers to be performed prior to the Closing pursuant to the terms of this Agreement shall have been duly performed in all material respects, and each Purchaser shall have delivered to Parent a certificate of its general partner, dated the Closing Date, to such effect.

          (S)7.3  Note Purchase Agreement.  Each Purchaser shall have executed
                  -----------------------
and delivered the Note Purchase Agreement and Purchasers, collectively, shall have purchased from the Company at least $3,500,000 aggregate principal amount of Junior Notes on the terms and conditions set forth in the Note Purchase Agreement.

          (S)7.4  Governmental Approvals.  All governmental consents, waivers
                  ----------------------
and approvals, if any, disclosed on any Schedule attached hereto or necessary to permit the consummation of the transactions contemplated by this Agreement and all third party consents, waivers and approvals, if any, disclosed on Schedule
                                                                      --------
7.4 attached hereto shall have been received.
---

          (S)7.5  Option Plan.   At least 75% of the stock options issuable
                  -----------
under the Option Plan shall have been issued on terms and conditions and to Persons reasonably satisfactory to the Company.

          (S)7.6  Statutes.  No statute, rule, regulation, executive order,
                  --------
decree or order of any kind shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits the consummation of the transactions contemplated by this Agreement or has the effect of making them illegal.

          (S)7.7  Proceedings.  All proceedings to be taken in connection with
                  -----------
the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Parent and its counsel, and Parent shall have received copies of all such documents and other evidences as they or their counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

          (S)7.8   Purchaser Documents.  Each Purchaser shall have delivered to
                   -------------------
Parent (i) a copy of such Purchaser's certificate of limited partnership or certificate of formation, including all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of formation, and (ii) copies of resolutions of the general partner or managing members of such Purchaser authorizing the execution, delivery and performance by such Purchaser of this Agreement, each of the other Transaction Documents to which such Purchaser is a party and the consummation of each of the transactions contemplated hereby and thereby, certified by a member of such general partner as being true and correct and in effect on the Closing Date.

          (S)7.9   No Litigation Threatened.  No action or proceedings shall
                   ------------------------
have been instituted or, to the knowledge of any party, threatened before a court or other governmental body or by any public authority to restrain or prohibit any of the transactions contemplated hereby.

          (S)7.10  Effectiveness of Registration Statement.  The Company's
                   ---------------------------------------
Registration Statement on Form 10 with respect to its Common Stock shall have become effective and (x) no stop order suspending the effectiveness of such registration statement shall have been issued and no proceedings for that purpose shall be pending or, to the knowledge of the Company, threatened by the Commission, and (y) no order suspending the effectiveness of such registration statement or the qualification or registration of the Common Stock under the Blue Sky laws of any jurisdiction shall be in effect and no proceedings for that purpose shall be pending or, to the knowledge of the Company, threatened by the Commission or the authorities of any such jurisdiction.

          (S)7.11  Credit Agreement.  The Company shall have entered into a new
                   ----------------
senior credit facility on terms reasonably satisfactory to the Company.

          (S)7.12  Loan from Purchasers.  The Purchasers shall have purchased at
                   --------------------
least $3,500,000 aggregate principal amount of Junior Notes, on the terms set forth in the Note Purchase Agreement.

          (S)7.13  Opinions of Counsel.  (a)  Purchasers shall have furnished
                   -------------------
Parent with a favorable opinion, dated the Closing Date, of White & Case LLP, in form and substance satisfactory to Parent and their counsel, to the effect set forth in Exhibit K, attached hereto.
         ---------

          (b) Parent shall have received a favorable tax opinion, dated the date of the Spin-Off (which shall be the Closing Date) of Dechert Price & Rhoads, tax counsel to Parent and the Company, in form and substance satisfactory to Parent and its counsel, to the effect set forth in Exhibit B-2
                                                                   -----------
attached hereto.

                                 ARTICLE VIII

                             ADDITIONAL COVENANTS
                             --------------------

          (S)8.1  Board of Directors; Voting.  (a)  The Board of Directors of
                  ---------------------------
the Company shall be composed of seven directors. The number of Directors constituting the Company's Board of Directors shall not be changed until the earlier to occur of (x) the consummation of a Qualified Public Offering, (y) such time as any Person acquires at least 90% of the issued and outstanding Common Stock and (z) the fifth anniversary of the Closing Date; provided that the Board of Directors, by a unanimous vote of each Continuing Director and each Director who is a designee of Purchasers pursuant to Section 8.1, may alter the size of the Board of Directors.

          (b) At all times after the Closing Date, the Company agrees to support the nomination of, and the Company's nominating committee (or any other committee exercising a similar function), if any, shall recommend to the Board of Directors that a number of Persons recommended by Purchasers be included in the slate of nominees recommended by the Board of Directors to shareholders for election as Directors at each annual meeting of shareholders of the Company commencing with the next annual meeting of shareholders so that the number of Directors who are designees of the Purchaser will be as follows: (a) so long as Purchasers collectively own equal to or greater than 30% of the outstanding Common Stock, three Persons; (b) so long as Purchasers collectively own equal to or greater than 15% of the outstanding Common Stock and less than 30% of the Common Stock, two Persons; (c) so long as Purchasers collectively own equal to or greater than 5% of the outstanding Common Stock and less than 15% of the outstanding Common Stock, one Person. The Company will solicit proxies and consents from its shareholders for such nominees and will vote all management proxies in favor of such nominees except for such proxies that specifically indicate to the contrary. If any Director of the Company designated by any Purchaser shall cease to be a Director of the Company for any reason whatsoever, the Company shall promptly, upon the request of Purchasers, cause to be elected to the Board of Directors, a Person designated by Purchasers to replace such director; provided that, such Person may not be a Person who was previously
          --------
removed as a Director of the Company for Cause.

          (c) Prior to the third anniversary of the Closing Date, no Purchaser shall, (x) without the written consent of a majority of the Continuing Directors, seek to elect or cause to be elected more than three Directors designated by, supported by or representative of Purchasers as directors of the Company or (y) oppose the election of, nominate any candidate in place of, support any candidate for election as a Director in place of, or fail to vote all of the Shares of Common Stock owned by such Purchaser in favor of those candidates nominated by the Continuing Directors of the Company; provided that nothing contained herein shall prevent Purchasers from enforcing their rights pursuant to subsections (a) and (b) of this Section 8.1. Notwithstanding the foregoing, nothing contained in this Agreement shall be construed to prohibit Purchasers from seeking to elect or causing to be elected such number of Persons designated by Purchasers as Directors of the Company as is set forth below at the annual meeting immediately following the anniversary of the Closing Date set forth below:

ANNIVERSARY OF CLOSING DATE                                       NUMBER OF
---------------------------                                       ---------
                                                                  DIRECTORS
                                                                  ---------
     Third....................................................         4
     Fourth...................................................         5
     Fifth....................................................         6
     Sixth and thereafter.....................................         7


The restrictions imposed by this Section 8.1(c) shall cease to have any effect upon the first to occur of (x) the consummation of a Qualified Public Offering and (y) such time as any Person acquires 90% of the issued and outstanding Common Stock. Notwithstanding anything to the contrary contained herein, the Chief Executive Officer of the Company (or any officer performing a similar function) shall not be considered a designee of Purchasers for purposes of this
Section 8.1.

          (d) At all times after the Closing Date at which Purchasers beneficially own more than 10% of the Outstanding Voting Securities, the Company, upon Purchasers' request and recommendation, shall ensure that at least one director designated by Purchaser is a member of each committee of the Board of Directors of the Company. If any such Committee shall consist of more than four directors, the number of directors designated by Purchaser that shall be appointed to such committee shall as nearly as practicable be approximately proportionate to the number of Directors Purchasers are entitled to nominate as Directors of the Company at that time.

          (e) At all times after the Closing Date at which a Continuing Director is entitled to be elected to the Board of Directors of the Company, the Company, upon the Continuing Directors' request and recommendation, shall ensure that at least one Continuing Director is a member of each committee of the Board of Directors of the Company. If any such Committee shall consist of more than four directors, the number of Continuing Directors appointed to such Committee shall as nearly as practicable be approximately proportionate to the number of Continuing Directors on the Board of Directors of the Company at that time.

          (f) At any time prior to the earlier to occur of (x) the consummation of a Qualified Public Offering and (y) such time as any Person acquires at least 90% of the issued and outstanding Common Stock, the Company agrees to support the nomination of, and the Company's nominating committee (or any other committee exercising a similar function), if any, shall recommend to the Board of Directors that a number of Persons recommended by the Continuing Directors be included in the slate of nominees recommended by the Board of Directors to the shareholders for election as Directors at each annual meeting of the shareholders of the Company commencing with the next annual meeting of shareholders so that the number of Directors who are designees of the Continuing Directors will be as follows:

ANNIVERSARY OF CLOSING DATE                                         TOTAL NUMBER OF
---------------------------
                                                                      CONTINUING
                                                                      DIRECTORS
                                                                      ---------
     First.......................................................         3
     Second......................................................         3
     Third.......................................................         2
     Fourth......................................................         1
     Fifth and thereafter........................................         0


The Company will solicit proxies and consents from its shareholders for such nominees and will vote all management proxies in favor of such nominees except for such proxies that specifically indicate to the contrary. Each Purchaser will vote all shares of Common Stock owned or controlled by such Purchaser in favor of such nominees. If any Director of the Company designated by the Continuing Directors shall cease to be a Director of the Company for any reason whatsoever, Purchasers and the Company shall promptly, upon the request of the Continuing Directors, cause to be elected to the Board of Directors of the Company a Person designated by the Continuing Directors to replace such Director, provided that such Person may not be a Person who was previously removed as a Director of the Company for Cause. Notwithstanding anything to the contrary contained herein, the Chief Executive Officer of the Company (or any officer performing a similar function) shall not be considered a Continuing Director for purposes of this Section 8.1

          (g) Nothing in this Agreement shall prevent the Company's shareholders from removing any Director for Cause. For purposes of this Agreement, "Cause" shall mean any of the following, (i) a Director's conviction of, any crime or offense involving monies or other property or any felony, crime or any offense of moral turpitude; (ii) a Director's breach of any of his fiduciary duties to the Company or its shareholders as determined by a judgment of a court of competent jurisdiction, or making of a willful misrepresentation or omission which breach or misrepresentation or omission has had a material adverse effect on the Company's and its subsidiaries business, taken as a whole; or (iii) a Director's violation of any non-competition or confidentiality agreement with the Company.

          (h) Immediately prior to the Closing Date, the Company's Chief Executive Officer shall be a Director of the Company and shall be appointed as the Chairman of the Board of Directors of the Company.

          (i) The shareholders of the Company shall be express third party beneficiaries of Sections 8.1(a), 8.1(c), 8.1(d), 8.1(e), 8.1(f) and 8.1(g) of this Agreement.

          (S)8.2 Sale of ECP Shares.  (a)  If, at any time prior to the
                 ------------------
consummation of a Qualified Public Offering, Purchasers propose to effect the sale of any Shares owned by them (other than (x) a transfer of Shares among the Purchasers or to any Affiliate or limited partner of Purchasers, (y) a distribution or sale of Shares on a pro rata basis by one or more Purchasers to its limited partners, or (z) a sale of Shares pursuant to Rule 144 under the Securities Act or the provisions of Article IX hereof), Purchasers shall, as a condition of such sale, cause the purchasers or other transferees of such Shares to effect a transaction (a "Transaction") which provides the benefits of such sale or transfer to all shareholders on the same terms, including, but not limited to a merger or a tender offer for shares of Common Stock of the Company open to all holders of Common Stock. Purchasers hereby agree that, in the event that such a Transaction is made or otherwise effected, they will effect the sale of any Shares proposed to be sold by them solely by participating in such Transaction.

          (b) In no event shall Purchasers receive special consideration in connection with any sale contemplated by this Section 8.2 (other than fees approved by the Board of Directors in accordance with Section 8.4(a)(i) of this Agreement).

          (c) The shareholders of the Company shall be express third party beneficiaries of this Section 8.2.

          (S)8.3 ERISA Management Rights.  (a) (i)  Subject to the last
                 -----------------------
sentence of this Section 8.3(a)(i), each of Evercore Capital Partners L.P. and Evercore Capital Partners (NQ) L.P. (the "ERISA Partnerships") shall have the right to designate one member of the board of directors of the Company. Such right shall belong solely to, and shall be exercised exclusively by, the ERISA Partnerships for their own benefit and for their own account. The ERISA Partnerships' designated Directors shall have the right to serve as a member of any and all committees of the Board of Directors of the Company. The appointment and removal of the ERISA Partnerships' designated directors shall be by written notice from the ERISA Partnerships to the Company and, upon the delivery thereof at the Company's registered office or at any meeting of the board of directors or any committee thereof, the Company will use its best efforts to cause such appointment or removal. The directors appointed by the ERISA Partnerships pursuant to this Section 8.3(a)(i) shall be included in (and shall not be additional to) the Directors which the Purchasers are entitled to nominate pursuant to Section 8.1 of this Agreement.

          (ii)   Notwithstanding anything to the contrary specified in Section
8.1 or this Section 8.3, to the extent that Purchasers reasonably believe that it is necessary or advisable to preserve the status of the ERISA Partnerships as "venture capital operating companies," or to otherwise ensure that the assets of the ERISA partnerships are not considered "plan assets" for purposes of ERISA, each ERISA Partnership shall have the right to appoint an observer who shall have the right to attend all meetings of the Board of Directors of the Company and shall have all rights of a Director of the Company (including, but not limited to, the right to participate and be heard in meetings of the Board of Directors) other than the right to vote on matters brought before the Board of Directors; it being understood that, to the extent not prohibited by applicable law, the ERISA Partnerships shall be represented on the Board of Directors of the Company by Directors nominated by Purchasers pursuant to Section 8.1; provided, that the ERISA Partnerships shall not be entitled to appoint any observer pursuant to this Section 8.3(a)(ii) unless less than two designees of Purchasers are serving as Directors of the Company pursuant to Section 8.1; provided, further, that at any time the ERISA Partnerships have the right to appoint an observer pursuant to this Section 8.3(a)(ii), the combined number of Directors designated by, and observers appointed by, Purchasers (including, without limitation, the ERISA Partnerships) shall not exceed two.

          (b) The ERISA Partnerships shall have the right to receive, within a reasonable time after their written request therefor, any information relating to the Company or its subsidiaries or associated companies as they in their sole discretion may require, including without limitation: (i) financial information and statements, including a balance sheet, profit and loss and cash flow statements of the Company and each of its subsidiaries; (ii) on an annual basis or, if so requested, more frequent basis, budgets and cash flow forecasts and projections of the Company and each of its subsidiaries; and (iii) such additional financial or other information as the ERISA Partnerships may request; and the ERISA Partnerships shall be entitled, upon reasonable notice during regular business hours, to inspect and review the premises, books and records of the Company, its subsidiaries or associated companies.

          (c) The ERISA Partnerships shall have the right to meet on a regular basis with the management personnel of the Company and its subsidiaries from time to time and upon notice to the Company (or the applicable subsidiary) for the purpose of consulting with, rendering advice, recommendations and assistance to, and influencing the management of the Company (or its subsidiaries) or obtaining information regarding the Company's or any of its subsidiary's or associated companies' operations, activities and prospects and expressing its views thereon.

          (d) If counsel for the ERISA Partnerships concludes that the rights granted to the ERISA Partnerships pursuant to this Article VIII should be altered in order to preserve the qualification of each of the ERISA Partnerships as a "venture capital operating company", or otherwise to ensure that the assets of the ERISA Partnerships are not considered "plan assets" for purposes of ERISA, the parties hereto agree to negotiate in good faith an amendment to this Agreement that will effect such alteration in a manner reasonably acceptable to the Company and the Purchasers.

          (S)8.4 Limitations on Transactions with Affiliates.  (a)  The Company
                 -------------------------------------------
will not and will not permit its subsidiaries to, directly or indirectly, sell, lease or otherwise transfer any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, Parent or any of Parent's Affiliates (to the extent Section 8.1(e) remains in effect), any Purchaser, any officer, director, Significant Shareholder, or Affiliate of the Company or any Purchaser (each of the foregoing an "Affiliate Transaction") except for (i) Affiliate Transactions which are conducted in good faith and on terms that are no less favorable to the Company or the relevant subsidiary than those which would have been available at such time in a transaction with an independent third party on an arms' length basis and have been approved by a majority of the Independent Directors of the Company or (ii) with respect to any Affiliate Transaction involving (A) a change of control of the Company or a substantial change in the Company's equity ownership, (B) a "Rule 13e-3 transaction" (as such term is defined pursuant to Rule 13e-3 under the Exchange
Act), (C) a sale of all or substantially all of the assets of the Company, (D) any transaction contemplated by Section 8.2 of this Agreement or (E) any transaction with substantially similar effects, any such transaction for which the Company has obtained an opinion from a nationally recognized investment banking firm (which firm shall be independent of Purchasers) that such Affiliate

Transaction is fair to the shareholders of the Company or such subsidiary from a financial point of view. Notwithstanding anything to the contrary contained herein, the Company may continue and enter into agreements with Parent or any of its subsidiaries relating to sales of materials which are conducted in good faith and on terms that are no less favorable to the Company or the relevant Company subsidiary than those which would have been available at the time in a transaction with an independent third party on an arms' length basis; provided, that, upon the request of any Director, any transaction or proposed series of transactions involving aggregate sales or expenditures in excess of $5.0 million shall require the approval of the Board of Directors of the Company in accordance with clause (i) of the first sentence of this Section 8.1(a).

          (b) The Company shall not enter into any management services or similar type agreement with either Purchasers, Parent or any of their respective Affiliates.

          (c) The Continuing Directors shall have the right to enforce the provisions of this Section 8.4 on behalf of the shareholders of the Company and Purchasers, Parent and the Company hereby agree for the benefit of the Continuing Directors not to raise any objection to the standing of such Continuing Directors to enforce such provisions before any court of competent jurisdiction. If, notwithstanding the foregoing, any court of competent jurisdiction denies the Continuing Directors standing to assert such claims on behalf of the shareholders of the Company, such shareholders may enforce this
Section 8.4 directly, as if express third-party beneficiaries hereof.

          (S)8.5 Limitation of Purchases of  Common Stock.  For a period of two
                 ----------------------------------------
years from the Closing Date, neither the Purchasers nor any Affiliate of the Purchasers will acquire, directly or indirectly, any Common Stock or other equity securities of the Company; provided, however, that (i) this covenant shall not apply to the acquisition of Shares pursuant to this Agreement and (ii) any other acquisition of Common Stock or other equity securities of the Company shall not be a violation of this covenant if: (A) the acquisition does not cause subsection 355(e) of the Code to apply to the Spin-off (whereby the Common Stock would not be treated as qualified property for purposes of subsection 355(c) of the Code) or (B) prior to such acquisition, a ruling from the IRS or an Opinion of Counsel (in either case, which shall be in form and substance reasonably satisfactory to Parent and upon which Parent can rely) is received as provided in section 6.2(b) of the Tax Sharing Agreement.

          (S)8.6 Restrictions of Transfer.  (a)  No Purchaser shall Transfer
                 ------------------------
(as defined below) (other than in connection with a redemption or purchase by the Company or any Permitted Transfer) any Common Stock unless the transferee of such Transfer agrees to be bound by the terms and conditions of this Agreement as if such transferee were a Purchaser hereunder by executing and delivering to each of the Company and Parent a joinder to this Agreement in the form attached hereto as Exhibit J. Any purported Transfer in violation of this Agreement
          ---------
shall be null and void and of no force and effect and the purported transferee shall have no rights or privileges in or with respect to the Company. As used herein, "Transfer" includes the making of any sale, exchange, assignment, hypothecation, gift, security interest, pledge or other encumbrance, or any contract therefor, any voting trust or other agreement or arrangement with respect to the transfer of voting rights or any other beneficial interest in any of the Common Stock, the creation of any other claim thereto or any other transfer or disposition whatsoever, whether voluntary or involuntary, affecting the right, title, interest or possession in or to such Common Stock.

          (b) Prior to any proposed Transfer of any Common Stock (other than any Permitted Transfer) the holder thereof shall give written notice to the Company describing the manner and circumstances of the proposed Transfer accompanied by either a Representation Letter substantially in the form of Exhibit I executed
                                                            ---------
by the proposed transferee or a written opinion of counsel, addressed to the Company and the transfer agent, if other than the Company, and reasonably satisfactory in form and substance to each addressee, to the effect that the proposed Transfer of the Securities may be effected without registration under the Securities Act and applicable state securities laws.

          (c) The Continuing Directors shall have the right to enforce the provisions of this Section 8.6 on behalf of the shareholders of the Company and Purchasers, Parent and the Company hereby agree for the benefit of the Continuing Directors not to raise any objection to the standing of such Continuing Directors to enforce such provisions before any court of competent jurisdiction. If, notwithstanding the foregoing, any court of competent jurisdiction denies the Continuing Directors standing to assert such claims on behalf of the shareholders of the Company, such shareholders may enforce this
Section 8.6 directly, as if express third-party beneficiaries hereof.

                                  ARTICLE IX

                              REGISTRATION RIGHTS
                              -------------------

          (S)9.1  Demand Registration.  (a)  At any time after the second
                  -------------------
anniversary of the Closing Date, upon the written request of any ECP Person (provided, that such request may only be made with the prior written approval of Purchasers at any time that Purchasers own any Registrable Securities) requesting that the Company effect the registration under the Securities Act of all or any part of the Registrable Securities owned by such ECP Person and specifying the intended method of disposition thereof, but subject to the limitations set forth herein, the Company will promptly (but in no event more than ten business days after the receipt of such request) give written notice of such requested registration to all other ECP Persons, and the Company shall file with the Commission as promptly as practicable after sending such notice, and use its best efforts to cause to become effective, a registration statement under the Securities Act registering the offering and sale of the Registrable Securities which the Company has been so requested to register by the ECP Persons, all to the extent necessary to permit the disposition (in accordance with the intended method thereof as aforesaid) of the Registrable Securities so to be registered (a "Purchaser Demand Registration"); provided, that (i) the
                                                      --------
Company need not effect a Demand Registration unless such Demand Registration shall include the lesser of (x) 5% of the shares of Common Stock then outstanding or (y) all shares of Common Stock beneficially owned by the Demanding Persons requesting such Demand Registration, and (ii) the Company shall not be required to effect more than one Demand Registration in any twelve-month period.

Notwithstanding anything to the contrary contained herein, the Company shall not be required to be effect more than three Purchaser Demand Registrations.

          (b) At any time after the earlier to occur of (i) the date which is 180 days after the consummation of a Qualified Public Offering and (ii) the fourth anniversary of the Closing Date, upon the written request of any Qualified Shareholder Group requesting that the Company effect the registration under the Securities Act of all or any part of the Registrable Securities owned by such Qualified Shareholder Group and specifying the intended method of disposition thereof, but subject to the limitations set forth herein, the Company will promptly (but in no event more than ten business days after the receipt of such request) give written notice of such requested registration to the Purchasers, and the Company shall file with the Commission as promptly as practicable after sending such notice, and use its best efforts to cause to become effective, a registration statement under the Securities Act registering the offering and sale of the Registrable Securities which the Company has been so requested to register by the Qualified Shareholder Group, all to the extent necessary to permit the disposition (in accordance with the intended method thereof as aforesaid) of the Registrable Securities so to be registered (a "Shareholder Demand Registration"); provided, that (i) the Company need not effect a Demand Registration unless such Demand Registration shall include the lesser of (x) 5% of the shares of Common Stock then outstanding or (y) all shares of Common Stock beneficially owned by the Demanding Persons requesting such Demand Registration, and (ii) the Company shall not be required to effect more than one Demand Registration in any twelve-month period. Notwithstanding anything to the contrary contained herein, the Company shall not be required to effect more than one Shareholder Demand Registration.

          (c) If the requesting Demanding Person so elects (provided that, in the case of a Purchaser Demand Registration, such election, including the choice of underwriter, may only be made with the prior written approval of Purchasers at any time Purchasers own any Registrable Securities), a requested registration pursuant to this Section 9.1 shall be in the form of an underwritten offering through underwriters which shall be investment banking firms of national reputation designated by the Demanding Persons requiring such underwriting. If a requested registration pursuant to this Section 9.1 involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of securities requested to be included in such registration (including securities of the Company which are not Registrable Securities) exceeds the number which can be sold in such offering without a significant adverse effect on the price, timing or distribution of the Registrable Securities offered, the Company will (subject to the last sentence of this paragraph) include in such registration only the Registrable Securities requested to be included in such registration. In the event that the number of Registrable Securities requested to be included in such registration exceeds the number which, in the opinion of such managing underwriter, can be sold, then the Company will include in such registration such lesser number of Registrable Securities which is equal to the number which, in the opinion of the managing underwriter, can be sold) which such Registrable Securities shall be allocated among the Demanding Persons pro rata, in accordance with the relative number of Registrable Securities each such Demanding Person has requested to be sold. In the event that the number of Registrable Securities requested to be included in such registration is less than the number which, in the opinion of the managing underwriter, can be sold, the Company may include in such registration the securities the Company or any other holder of the Company's securities proposes to sell up to the number of securities that, in the opinion of the managing underwriter, can be sold without an adverse effect on the price, timing or distribution of the Registrable Securities offered.

          (d) The Company shall be entitled to postpone for a reasonable period of time (not to exceed 120 days, which may not thereafter be extended) the filing of any registration statement otherwise required to be prepared and filed by it pursuant to Section 9.1(a) or Section 9.1(b) hereof if, at the time it receives a request for such registration, the Board of Directors of the Company determines in good faith that such offering will materially interfere with a pending or contemplated financing, merger, sale of assets, recapitalization or other similar corporate action of the Company, in which case the Company shall have furnished to holders of Registrable Securities requesting such registration certificate to that effect; provided, that the Company shall not exercise the right to postpone registration pursuant to this Section 9.1(d) more than once in any 12 month period. After such period of postponement the Company shall effect such registration as promptly as practicable without further request from the holders of Registrable Securities, unless such request has been withdrawn.

          (e) Notwithstanding the foregoing, the Company shall not be obligated to file a registration statement at the request of any Demanding Person if the Company and such Demanding Person shall have received an opinion of counsel reasonably satisfactory in form and substance to such Demanding Person and the Company to the effect that (i) the disposition of such Registrable Securities in the manner proposed by such Demanding Person may be effected without registration under the Securities Act or (ii) all such Registrable Securities can then be sold during a single three month period pursuant to Rule 144 under the Securities Act; provided, that in the case of (i) and (ii) above, the Registrable Securities so disposed of would be unrestricted with respect to resale under the Securities Act in the hands of a transferee who is not an Affiliate of the Company.

          (S)9.2  Piggy-back Registration.  (a)  If the Company shall at any
                  -----------------------
time propose to file a registration statement under the Securities Act for an offering of securities of the Company (other than an offering relating to (i) a business combination that is to be filed on Form S-4 under the Securities Act (or any successor form thereto) or (ii) an employee benefit plan), the Company shall provide prompt written notice of such proposal, in any event, not less than 15 days before the anticipated filing date, to all Eligible Persons of its intention to do so and of such Eligible Persons' rights under this Section 9.2. The Company shall use its commercially reasonable efforts to include such number of Registrable Securities in such registration statement which the Company has been so requested to register by any Eligible Persons (a "Piggy-back Registration"), which request shall be made to the Company within 15 days after such Eligible Persons receive notice from the Company of such proposed registration; provided, that (i) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each Eligible Person and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the registration expenses referred to in Section 9.11 incurred in connection therewith), and (ii) if such registration involves an underwritten offering, all holders of Registrable Securities requesting to be included in the Company's registration must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company, with such differences, including any with respect to indemnification and liability insurance, as may be customary or appropriate in combined primary and secondary offerings. Any Eligible Person requesting inclusion in a registration pursuant to this Section 9.2 may elect, in writing at least five days prior to the effective date of the registration statement filed in connection with such registration, not to register such securities in connection with such registration.

          (b) If a registration pursuant to this Section 9.2 involves an underwritten offering as to which any Eligible Person has requested a Piggy-back Registration and the managing underwriter reasonably and in good faith advises the Company in writing that, in its opinion, the number of securities to be included in such registration exceeds the number which can be sold in such offering without an adverse effect on the price, timing or distribution of such offering, then (i) if such registration is a primary offering on behalf of the Company, the number of securities which all holders of the Company's securities requested to be included in such registration shall be reduced as necessary pro rata in proportion to the relative number of securities requested by each such holder to be included until the number of securities to be included in such registration no longer exceeds the number which can be sold in such offering or
(ii) if such registration is a secondary registration on behalf of the holders of the Company's securities other than Registrable Securities (the "Requesting Holders"), (A) first, the number of securities which the Company seeks to register, if any shall be reduced until the number of securities to be included in such registration no longer exceeds the number which can be sold in such offering, (B) second, the number of securities which the Company's security holders other than the Requesting Holders requested to be included in such registration shall be reduced as necessary pro rata in proportion to the relative number of securities requested by each such holder to be included until the number of securities to be included in such registration no longer exceeds the number which can be sold in such offering and (C) third, the number of securities which the Requesting Holders requested to be included in such registration shall be reduced as necessary pro rata in proportion to the relative number of securities requested by each such Requesting Holder until the number of securities to be included in such registration no longer exceeds the number which can be sold in such offering.

          (c) No registration effected under this Section 9.2 shall be deemed to have been effected pursuant to Section 9.1 hereof or shall release the Company of its obligation to effect any registration upon request under Section
9.1 hereof.

          (S)9.3  Indemnification by the Company.  In the event of any
                  ------------------------------
registration of the Registrable Securities under the Securities Act, the Company shall, and hereby does, indemnify and hold harmless Purchasers, each other Participating Person, each of their respective directors and officers, each other Person who participates as an underwriter in the offering or sale of such Registrable Securities and each other Person, if any, who controls any Purchaser, any other Participating Person or any such underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which each such Purchaser, other Participating Person or any such director or officer or underwriter or controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which the Registrable Securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and the Company shall reimburse Purchasers, each other Participating Person and each such director, officer, underwriter and controlling Person for any legal or any other expenses reasonably incurred by them in connection with the investigating or defending any such loss, claim, liability, action or proceeding; provided, however, (a) that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information about any Purchaser or other Participating Person furnished to the Company through an instrument duly executed by or on behalf of such Purchaser or other Participating Person specifically stating that it is for use in the preparation thereof, and (b) with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, or in any prospectus, as the case may be, the indemnity agreement contained in this Section shall not apply to the extent that any such loss, claim, damage, liability or expense results from the fact that a current copy of the prospectus (or such amended or supplemental prospectus as the case may be) was not sent or given to the Person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registrable Securities concerned to such Person if it is determined that the Company has provided such prospectus and it was the responsibility of such Participating Person to provide such person with a current copy of the prospectus (or such amended or supplemental prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemental prospectus, as the case may be) would have cured the defect giving rise to such loss, claim, damage, liability or expense. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Purchaser or other Participating Person or any such director, officer or controlling Person and shall survive the transfer of the Registrable Securities by any Purchaser.

          (S)9.4  Indemnification by Participating Persons.  The Company may
                  ----------------------------------------
require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section 9.1 or 9.2, that the Company shall have received an undertaking satisfactory to it from each Participating Person participating in such Registration to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 9.3) the Company, each director of the Company, each officer of the Company signing such registration statement, each other Person who participates as an underwriter in the offering or sale of such Registrable Securities and each other Person, if any, who controls the Company or underwriter within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from such untrue statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein or any amendment or supplement thereto, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information about such Participating Person as a shareholder of the Company furnished to the Company through an instrument duly executed by such Purchaser specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided that, with respect to any untrue statement or omission or
            --------
alleged untrue statement or omission made in any preliminary prospectus, or in any prospectus, as the case may be, the indemnity agreement contained in this Section shall not apply (x) to the extent that any loss, claim, damage, liability or expense results from the fact that a current copy of the prospectus (or such amended or supplemental prospectus, as the case may be) was not sent or given to the Person asserting any such loss, claim, damage liability or expense at or prior to the written confirmation of the sale of the Registrable Securities concerned to such Person, if it is determined that such prospectus (or such amended or supplemental prospectus) was not provided to such Person and it was the responsibility of the Company to provide such Person with a prospectus (or amended or supplemental prospectus) and such prospectus (or such amended or supplemental prospectus) would have cured the effect giving rise to such loss, claim, damage, liability or expense or (y) if the Participating Person alleged to be the source of such untrue statement or omission or alleged untrue statement or alleged omission has cured such defect in a writing supplied to the Company prior to the delivery of such prospectus (or amended or supplemental prospectus) and such prospectus (or amended or supplemental prospectus) did not contain such revised or amended information. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer by the seller of the securities of the Company being registered.

          (S)9.5  Notice of Claims, Etc.  Promptly after receipt by an
                  ----------------------
indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Section 9.3 or 9.4, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 9.3 or 9.4, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist or the indemnified party may have defenses not available to the indemnifying party in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, with counsel reasonable satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof. Whether or not the Indemnifying Party assumes defense of the litigation, the indemnifying party shall not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld, unreasonably conditioned, or unreasonably delayed). An indemnifying party who is not entitled to, or elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel in any one jurisdiction, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. The indemnification required by this Article IX shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expenses, loss, damage or liability is incurred.

          (S)9.6  Other Indemnification.  Indemnification similar to that
                  ---------------------
specified in this Article IX (with appropriate modifications) shall be given by the Company and Participating Person with respect to any required registration or other qualifications of Registrable Securities under any federal or state law or regulation of any governmental authority other than the Securities Act.

          (S)9.7  Contribution.  In order to provide for just and equitable
                  ------------
contribution in circumstances in which the indemnity agreement provided for in this Article IX is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms in respect of any liabilities suffered by an indemnified party referred to therein, each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such liabilities, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the liable selling shareholders on the other in connection with the statements or omissions which resulted in such liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the liable selling shareholders (including, in each case, that of their respective officers, directors, employees, agents and controlling Persons) on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by or on behalf of the selling shareholders, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (S)9.8  Registration Covenants of the Company.  Subject to Section
                  -------------------------------------
9.14 of this Agreement, in the event that any Registrable Securities of any Participating Persons are to be registered pursuant to Section 9.1 or 9.2, the Company covenants and agrees that it shall use its best efforts to effect the registration and cooperate in the sale of the Registrable Securities to be registered and shall as expeditiously as possible:

          (a) (i) prepare and file with the Commission a registration statement with respect to the Registrable Securities (as well as any necessary amendments or supplements thereto) (a "Registration Statement") and (ii) use its best efforts to cause the Registration Statement to become effective; provided, however, the Company may determine not to register the Securities as set forth in Section 9.2(a);

          (b) prior to the filing described above in Section 9.8(a), furnish to all Participating Persons with copies of the Registration Statement and any amendments or supplements thereto and any prospectus forming a part thereof, and permit all Participating Persons to participate through one counsel (the "Participating Counsel") in the preparation thereof and to request, through the Participating Counsel, the insertion therein of specified information, such request not to be unreasonably denied;

          (c) notify all Participating Persons, promptly after the Company shall receive notice thereof, of the time when the Registration Statement becomes effective or when any amendment or supplement or any prospectus forming a part of the effective Registration Statement has been filed;

          (d) notify the Participating Counsel promptly of any request by the Commission for the amending or supplementing of the Registration Statement or prospectus or for additional information and promptly deliver to the Participating Counsel copies of any comments received from the Commission;

          (e) (i) advise all Participating Persons after the Company shall receive notice or otherwise obtain knowledge of the issuance of any order by the Commission suspending the effectiveness of the Registration Statement or any amendment thereto or of the initiation or threatening of any proceeding for such purpose and (ii) promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal promptly if a stop order should be issued;

          (f) (i) prepare and file with the Commission such amendments and supplements to the Registration Statement and each prospectus forming a part thereof as may be necessary to keep the Registration Statement continuously effective for such period of time (which in no event shall exceed six months) as the Participating Persons shall reasonably request and (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during such period in accordance with the intended methods of disposition by such Participating Persons set forth in the Registration Statement;

          (g) furnish to all Participating Persons such number of copies of the Registration Statement, each amendment and supplement thereto, the prospectus included in the Registration Statement (including each preliminary prospectus) and such other documents as such Participating Persons may reasonably request in order to facilitate the disposition pursuant to such documents of the Registrable Securities owned by such Participating Persons;

          (h) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as determined by the underwriters after consultation with the Company and the Participating Persons and do any and all other acts and things which may be reasonably necessary or advisable to enable such Participating Persons to consummate the disposition in such jurisdictions of the Registrable Securities, provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction in which it would not otherwise be required to qualify but for this Section 9.8(h), (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service or process in any such jurisdiction;

          (i) notify all Participating Persons, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the Company's becoming aware of the happening of any event as a result of which the Registration Statement as then in effect would contain an untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, at the request of the Participating Persons, prepare a supplement or amendment to the Registration Statement which shall not, to the Company's knowledge, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

          (j) if the Common Stock is not then listed on a securities exchange, use its best efforts, consistent with the then-current corporate structure of the Company, to facilitate the listing of the Common Stock on a stock exchange or the reporting of the Common Stock on NASDAQ, if the listing of such securities is then permitted under the rules of such exchange;

          (k) provide a transfer agent and registrar, which may be a single entity, for all the Registrable Securities not later than the effective date of the Registration Statement;

          (l) in connection with an underwritten offering, enter into such customary agreements (including an underwriting agreement in customary form) and take all such other action, if any, as the Participating Persons or the underwriters shall reasonably request in order to expedite or facilitate the disposition of the Registrable Securities pursuant to this Article IX;

          (m) (i) make available for inspection by the Participating Persons, any underwriter participating in any disposition pursuant to the Registration Statement and any attorney, accountant or other agent retained by the Participating Persons or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and (ii) cause the Company's officers, directors and employees to supply all relevant information reasonably requested by such Participating Persons or any such underwriter, attorney, accountant or agent in connection with the Registration Statement.

          (n) use its best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as my be necessary to enable all Participating Persons to consummate the disposition of such Registrable Securities;

          (o) cause the Company's independent public accountants to provide to the underwriters, if any, and the selling holders, if permissible, a comfort letter in customary form and covering such matters of the type customarily covered by comfort letters; and

          (p) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter in an underwritten offering.

          (S)9.9  Information.  The Company may require any Participating Person
                  -----------
with respect to such Participating Person's Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such Participating Person and the distribution of such securities as the Company may from time to time reasonably request in writing and as is reasonably necessary in order to effect such registration.

          (S)9.10  Disposition.  Upon receipt of written notice from the Company
                   -----------
of the happening of any event of the kind described in clause (i) of Section 9.8, each Participating Person will forthwith discontinue disposition of its Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Participating Person's receipt of the copies of the supplemented or amended prospectus contemplated by clause (i) of Section 9.8, and, if so directed by the Company, each Participating Person will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in Purchasers' possession, of the prospectus covering such Registrable Securities that was in effect prior to such amendment or supplement. In the event the Company shall give any such notice, the period set forth in clause (f) of Section 9.8 shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to clause (i) of Section 9.8 to and including the date when each Participating Person shall have received the copies of the supplemented or amended prospectus contemplated by clause (i) of Section 9.8. Notwithstanding any of the foregoing, the Company may discontinue any registration of its securities at any time prior to the effective date of the registration statement relating thereto.

          (S)9.11  Expenses.  The Company shall pay all registration, filing and
                   --------
NASD fees and all fees and expenses of complying with securities or "blue sky" laws; provided, however, that each Participating Person shall pay its pro rata share of any commissions, fees, transfer taxes and fees and disbursements of underwriters customarily paid by sellers of securities (based upon offering proceeds to be received by it). The Company shall be responsible for the fees and disbursements of counsel for the Company and of its independent public accountants, the reasonable fees and disbursements of one counsel for the Participating Persons and premiums and other costs of policies of insurance against liabilities arising out of the public offering of the Registrable Securities.

          (S)9.12  Participation in Offering.  No Person may participate in any
                   -------------------------
offering conducted hereunder unless such Person completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required in connection with the registration rights described herein.

          (S)9.13  Third Party Beneficiaries.  Each shareholder of the Company
                   -------------------------
who is a member of a Qualified Shareholder Group shall be an express third party beneficiary of this Article IX.

          (S)9.14  Confidentiality.  The Company shall have no obligation to
                   ---------------
provide or make available confidential information to any Person pursuant to this Article IX unless such Person executes and delivers to the Company an agreement to keep such information confidential in form and substance reasonably acceptable to the Company.

                                   ARTICLE X

                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION
                  --------------------------------------------

          (S)10.1  Survival of Representations.  Except (x) as set forth in
                   ---------------------------
Section 10.2(c) and (y) for the representations and warranties of the Company contained in Sections 3.13, 3.19 and, in relation to that certain real property located at 265 Harrisburg Avenue, Lancaster, Pennsylvania, in Section 3.20, (with respect to Section 3.20 solely) which such representations and warranties shall survive for a period ending six months after the applicable statute of limitations period, and the representations contained in Sections 3.1 and 3.3, which will survive indefinitely, the respective representations and warranties of Purchasers and the Selling Companies, including, but not limited to those in
Section 3.20 (other than in relation to that certain real property located at 265 Harrisburg Avenue, Lancaster, Pennsylvania), contained in this Agreement and each other Transaction Agreement or in any Schedule attached hereto shall survive the purchase and sale of the Shares pursuant to this Agreement until the second anniversary of the Closing Date whereupon, other than with respect to claims for indemnification pursuant to this Article X made prior to such date, they shall terminate. Covenants, including, without limitation, those covenants in Article VIII, shall survive the Closing under this Agreement.

          (S)10.2  Indemnification.  (a)  Parent agrees, to indemnify and hold
                   ---------------
Purchasers and their Affiliates and their respective officers, directors, employees, agents and Affiliates and their respective successors and assigns (each a "Purchaser Indemnitee") harmless on an after-tax basis from damages, losses, liabilities, obligations, claims of any kind, interest or expenses (excluding any attorneys' fees and expenses, other than reasonable attorney fees and expenses incurred in connection with litigation with, or claims related to, any Person not a party to this Agreement) ("Loss") suffered or paid, directly or indirectly, through application of the Company's or Purchasers' assets or otherwise, as a result of, in connection with or arising out of (i) the failure of any representation or warranty made by Parent or the Company in this Agreement or in any Schedule attached hereto (other than pursuant to Section
3.13 (Taxes)) or in any other Transaction Agreement to be true and correct in all respects as of the date of this Agreement and as of the Closing Date (without giving effect to any "materiality," "material adverse effect" or similar qualification), (ii) all Taxes, losses, claims and expenses resulting from, arising out of, or incurred with respect to, any claims that may be asserted by any party based upon, attributable to, or resulting from the failure of any representation or warranty made pursuant to Section 3.13 to be true and correct as of the Closing Date; (iii) Specified Taxes; and (iv) any breach or alleged breach by Parent or the Company of any of their covenants or agreements contained herein or in any other Transaction Agreement; provided, that Parent shall have no liability under Section 10.2(a)(i) unless the aggregate amount of Losses indemnifiable under such Sections 10.2(a)(i) exceeds $500,000, and then only for that portion of such aggregate Losses in excess of $250,000; provided, further, that in no circumstances shall Parent's total liability under Sections 10.2(a)(i) exceed $10,500,000; provided, further, that Parent shall not be liable for Taxes or other liabilities pursuant to clause (ii) or (iii) of this sentence to the extent Parent has reimbursed the Company in respect of such Taxes or other liabilities pursuant to the Tax Sharing Agreement; provided, further, that Parent shall not be liable for a breach of a representation or warranty pursuant to clause (i) of this sentence to the extent Parent has reimbursed the Company in respect of the liability underlying such breach pursuant to any other Transaction Agreement.

          (b) Purchasers agree to indemnify, defend and hold Parent and its Affiliates and their respective officers, directors, employees, agents and Affiliates (other than the Company and its subsidiaries) (each a "Parent Indemnitee") harmless from Losses suffered or paid, directly or indirectly, as a result of, in connection with or arising out of (i) the failure of any representation or warranty made by Purchasers in this Agreement or in another Transaction Agreement to be true and correct in all respects as of the date of this Agreement and as of the Closing Date and (ii) any breach or alleged breach by Purchasers of any of the covenants or agreements contained herein or in any other Transaction Agreement; provided that Purchasers shall have no liability under Section 10.2(b)(i) unless the aggregate amount of Losses indemnifiable under Section 10.2(b)(i) exceeds $500,000 and then only for that portion of such aggregate Losses in excess of $250,000; provided, further, that in no circumstances shall Purchasers' total liability under Section 10.2(b)(i) exceed $10,500,000.

          (c)  The obligations to indemnify and hold harmless pursuant to this
Section 10.2 (except with respect to Section 10.2(a)(iii)) shall survive the consummation of the transactions contemplated by this Agreement for the time periods set forth in (S)10.1, and with respect to Section 10.2(a)(iii), shall survive for a period ending six months after the applicable statute of limitations period, except for claims for indemnification asserted prior to the end of such periods, which claims shall survive until final resolution thereof. Notwithstanding anything to the contrary contained herein if a general liability or products liability claim or claims which constitute or constitutes a breach of the representation and warranty set forth in Section 3.20(f) (a "Section 3.20(f) Breach") is made within the two-year survival period set forth in
Section 10.1, the obligations of Parent to indemnify Purchaser for a Section 3.20(f) Breach shall be extended until such date as no other such general liability or products liability claim or claims has or have been filed for a period of one year since the filing of the most recent claim in respect of a
Section 3.20(f) Breach; provided, that no claim for which indemnity is provided to the Company pursuant to the Corporate Separation Agreement shall cause an extension of such survival period unless it is determined that such claim relates at least in part to the activities of the Company after January 1, 1982.

          (S)10.3  Third Party Claims.  If a claim by a third party is made
                   ------------------
against any Person entitled to indemnification pursuant to Section 10.2 or 10.3 hereof (an "Indemnified Party"), and if such party intends to seek indemnity with respect thereto under this Article X, such Indemnified Party shall promptly notify the party obligated to indemnify such Indemnified Party (the "Indemnifying Party") of such claims; provided, that the failure to so notify shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent that the Indemnifying Party is actually and materially prejudiced thereby. The Indemnifying Party shall have 30 days after receipt of such notice to assume the conduct and control, through counsel reasonably acceptable to the Indemnified Party at the expense of the Indemnifying Party, of the settlement or defense thereof; provided that (i) the Indemnifying Party shall permit the Indemnified Party to participate in such settlement or defense through counsel chosen by such Indemnified Party, provided that the fees and expenses of such counsel shall be borne by such Indemnified Party and (ii) the Indemnifying Party shall promptly assume and hold such Indemnified Party harmless from and against the full amount of any Loss resulting therefrom. So long as the Indemnifying Party is reasonably contesting any such claim in good faith, the Indemnified Party shall not pay or settle any such claim. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay or settle any such claim, provided that in such event it shall waive any right to indemnity therefor by the Indemnifying Party for such claim unless the Indemnifying Party shall have consented to such payment or settlement. If the Indemnifying Party does not notify the Indemnified Party within 30 days after the receipt of the Indemnified Party's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the Indemnified Party shall have the right to contest, settle or compromise the claim upon the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, unreasonably conditioned or unreasonably delayed) and shall not thereby waive any right to indemnity therefor pursuant to this Agreement. The Indemnifying Party shall not, except with the consent of the Indemnified Party, enter into any settlement that does not include as an unconditional term thereof the giving by the Person or Persons asserting such claim to all Indemnified Parties of an unconditional release from all liability with respect to such claim or consent to entry of any judgment.

          (S)10.4  Exclusive Remedy.  Absent fraud, the indemnification provided
                   ----------------
in this Article X shall be the sole and exclusive remedy for monetary damages available to Purchasers, the Company and Parent for breach of any of the terms, conditions, representations, warranties, covenants, agreements and other provisions of this Agreement; it being expressly understood that the operation of this Section 10.4 shall not in any way limit the remedies available to any of Purchasers, the Company or Parent under any other Transaction Agreement.

                                  ARTICLE XI

                          TERMINATION AND ABANDONMENT
                          ---------------------------

          (S)11.1  Termination.  This Agreement may be terminated and the
                   -----------
transactions contemplated hereby may be abandoned, at any time prior to the
Closing:

          (a) by mutual consent of Parent, on the one hand, and of Purchasers, on the other hand;

          (b) by any Party if the Closing shall not have occurred by January 31, 1999; provided, that the right to terminate this Agreement under this
Section 11.1(b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement shall be the cause of the failure of the Closing to occur on or before such date;

          (c) by either Parent, on the one hand, or Purchasers, on the other hand, if there has been a material breach of any covenant or a material breach of any representation or warranty on the part of Purchasers or Parent, respectively, provided, that any such breach of a covenant or representation or warranty has not been cured within the earlier of (x) 10 business days following receipt by the breaching party of written notice of such breach or (y) the date which is two business days prior to the Closing Date;

          (d) by any Party, if there shall be any law or regulation of any competent authority that makes consummation of the transactions contemplated hereby, illegal or otherwise prohibited or if any judgment, injunction, order or decree of any competent authority prohibiting such transactions is entered and such judgment, injunction, order or decree shall become final and non-appealable.

          (S)11.2  Effect of Termination.  In the event of the termination of
                   ---------------------
this Agreement pursuant to Section 11.1 by Purchasers, on the one hand, or Parent, on the other hand, written notice thereof shall forthwith be given to the other parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall be terminated and there shall be no liability hereunder on the part of Purchasers or Parent, except that the provisions of Section 5.3, Section 12.2, Section 12.4 and Section 12.6 shall survive any termination of this Agreement. Nothing in this Section 11.2 shall relieve any party of liability for any willful breach of this Agreement.

          (S)11.3  Term.  Unless earlier terminated pursuant to Section 11.1,
                   ----
this Agreement (other than Article X which shall remain in effect for the periods specified therein) shall remain effective for ten years from the Closing Date; provided that, in the event that the Company consummates a Qualified Public Offering, the provisions of Section 8.2 and 8.4 shall terminate on such date as the Company consummates such Qualified Public Offering; provided, further, that the provisions of Section 8.1 shall terminate upon any Person's acquisition 100% of the issued and outstanding Common Stock.

                                  ARTICLE XII

                                 MISCELLANEOUS
                                 -------------

          (S)12.1  Knowledge of the Company.  Where any representation or
                   ------------------------
warranty contained in this Agreement is expressly qualified by reference to the knowledge or belief of the Company or any subsidiary, such reference shall refer to the actual knowledge of W. Kirk Liddell, Michael Hughes, Ronald L. King and James E. Hipolit after reasonable inquiry.

          (S)12.2  Expenses.  The parties hereto shall pay all of their own
                   --------
expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisers.

          (S)12.3  Governing Law.  The interpretation and construction of this
                   -------------
Agreement, and all matters relating hereto, shall be governed by the laws of the State of New York applicable to agreements executed and to be performed solely within such State.

          (S)12.4  Jurisdiction; Agents for Service of Process.  Any judicial
                   -------------------------------------------
proceeding brought against any of the parties to this Agreement on any dispute arising out of this Agreement or any matter related hereto shall be brought in the courts of the State of New York located in the Borough of Manhattan, or in the United States District Court for the Southern District of New York, and, by execution and delivery of this Agreement, each of the parties to this Agreement accepts the exclusive jurisdiction of such courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.

          (S)12.5  Captions.  The Article and Section captions used herein are
                   --------
for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

          (S)12.6  Publicity.  Except as otherwise required by law, none of the
                   ---------
parties hereto shall issue any press release or make any other public statement, in each case relating to, connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior approval of Parent and Purchasers to the contents and the manner of presentation and publication thereof.

          (S)12.7  Notices.  Any notice or other communication required or
                   -------
permitted under this Agreement shall be sufficiently given if delivered in person or sent by telecopy or by registered or certified mail, postage prepaid, addressed as follows: if to Parent, to Irex Corporation, 120 North Lime Street, P.O. Box 1268, Lancaster, Pennsylvania 17603 (Fax No.: (717) 399-5193)
Attention: W. Kirk Liddell, with a copy to its counsel, Dechert Price & Rhoads, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, Pennsylvania 19103 (Fax No.: (215) 994-2222) Attention: Christopher G. Karras, Esq.; if to the Company, to Specialty Products & Insulation Co., 1097 Commercial Avenue, P.O. Box 576, East Petersburg, Pennsylvania 17520-0576 (Fax No.: (717) 519-4096)
Attention: Mr. Ronald L. King, with a copy to its counsel, Dechert Price & Rhoads, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, Pennsylvania 19103 (Fax No.: (215) 994-2222) Attention: Christopher G. Karras, Esq.; and if to any Purchaser, to such Purchaser at the address set forth on Exhibit A
                                                                ---------
attached hereto, with a copy to its counsel White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036, (Fax No.: (212) 354-8113) Attention: William F. Wynne, Jr., Esq., or such other address or number as shall be furnished in writing by any such party, and such notice or communication shall be deemed to have been given as of the date so delivered, sent by telecopier or mailed.

          (S)12.8  Parties in Interest.  This Agreement may not be transferred,
                   -------------------
assigned, pledged or hypothecated by any party hereto; provided, that the Purchasers may, at any time prior to the Closing Date on three days' notice to Parent and the Company, assign a portion of their interest in this Agreement to a co-investment entity, the equityholders of which are limited partners, employees or partners of Purchasers or their Affiliates; provided, further, that if Purchasers make any such assignment, the transferee entity shall (i) make each representation made by Purchasers under Article IV of this Agreement (it being understood that if such transferee entity cannot make the representation set forth in Section 4.5 of this Agreement, it shall in lieu thereof deliver representation letters substantially in the form of Exhibit I attached hereto in
                                                    ---------
respect of each holder of an equity interest in such transferee entity) and (ii) a letter of joinder substantially in the form of Exhibit J hereto in respect of
                                                 ---------
such transferee entity. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

          (S)12.9  Counterparts.  This Agreement may be executed in two or more
                   ------------
counterparts, all of which taken together shall constitute one instrument.

          (S)12.10  Entire Agreement.  This Agreement, including the other
                    ----------------
documents referred to herein contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          (S)12.11  Amendments.  (a)  This Agreement may not be changed orally,
                    ----------
but only by an agreement in writing signed by Parent, the Company and Purchasers (subject to the following). This Agreement may be terminated and any provision of this Agreement may be waived, amended, supplemented or modified by written agreement of Parent, the Company and Purchasers, without regard to whether any other third party is a beneficiary (expressly or otherwise) of such provisions; provided, that after the Closing Date, Parent's consent to any waiver, amendment, supplement or modification of this Agreement shall be required only with respect to those provisions which, before or after such modification, create any rights in, or obligation or liability of Parent.

          (b) Notwithstanding the foregoing, the Company shall not waive, amend, supplement or modify Sections 8.1(a), 8.1(c), 8.1(e), 8.1(f), 8.1(g), 8.2, 8.4 (to the extent specified therein), or 8.6 (to the extent specified therein), Article IX or, Section 12.11 and Section 12.13 of this Agreement in a manner which is adverse to persons who are express third party beneficiaries thereof without the affirmative vote of a majority of the Continuing Directors.

          (S)12.12  Severability.  In case any provision in this Agreement shall
                    ------------
be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

          (S)12.13  Third Party Beneficiaries.  Each party hereto intends that
                    -------------------------
this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto other than as expressly set forth herein, including Sections 8.1(a), 8.1(c), 8.1(e), 8.1(f), 8.1(g), 8.2,
8.4 (to the extent specified therein) and 8.6 (to the extent specified therein),
Article IX and Sections 12.11 and 12.13.

                           [Signature Pages Follow]

          IN WITNESS WHEREOF, each of Parent, the Company and each Purchaser has caused its corporate name to be hereunto subscribed by its officer thereunto duly authorized, all as of the day and year first above written.

                                        IREX CORPORATION

                                        By:  /s/ W. Kirk Liddell
                                             -----------------------------------
                                             Name: W. Kirk Liddell
                                             Title: President & CEO


                                        SPECIALTY PRODUCTS & INSULATION CO.

                                        By:  /s/ Ronald King
                                             -----------------------------------
                                             Name:  Ronald King
                                             Title: President & CEO


                                        EVERCORE CAPITAL PARTNERS L.P.

                                        By Evercore Partners L.L.C., as
                                             General Partner


                                        By:  /s/ David G. Offensend
                                             -----------------------------------
                                             Name:  David G. Offensend
                                             Title: Founding Partner



                                        EVERCORE CAPITAL PARTNERS (NQ) L.P.

                                        By Evercore Partners L.L.C., as
                                             General Partner


                                        By:  /s/ David G. Offensend
                                             -----------------------------------
                                             Name:  David G. Offensend
                                             Title: Founding Partner


                                        EVERCORE CAPITAL OFFSHORE
                                             PARTNERS L.P.

                                        By Evercore Partners L.L.C., as
                                             General Partner


                                        By:  /s/ David G. Offensend
                                             -----------------------------------
                                             Name:  David G. Offensend
                                             Title: Founding Partner

                                                                     EXHIBIT B-1

                 [SUMMARY OF OPINION OF DECHERT PRICE & RHOADS]

     [Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Stock Subscription Agreement (the "Subscription Agreement").

     1. Each of Parent and the Company is a validly existing corporation in good standing under the laws of the Commonwealth of Pennsylvania. Each of Parent and the Company has all requisite corporate power to own, lease or operate its properties and to carry on its business as now being conducted.

     2. The Company has an authorized capitalization of (i) 30,000,000 shares of capital stock consisting of 15,000,000 shares of Common Stock, $0.01 par value, of which, after giving effect to the transactions contemplated by the Subscription Agreement, 15,784 shares will be issued and outstanding and 2,905.8 shares will be reserved for issuance upon the exercise of outstanding options and warrants, and (ii) 15,000,000 shares of Preferred Stock, $0.01 par value, of which, after giving effect to the transactions contemplated by the Subscription Agreement, no shares will be issued and outstanding. All such outstanding shares of Common Stock will be duly authorized and validly issued and will be fully paid and nonassessable and will not be subject to, nor will they have been issued in violation of any preemptive right.

     3. The Shares have been duly and validly authorized by all necessary corporate action of the Company and, assuming the payment therefor by Purchasers in accordance with the terms of the Subscription Agreement, will be validly issued, fully paid, nonassessable and issued free of preemptive rights.

     4. Each of Parent and the Company has the requisite corporate power and authority to execute and deliver the Subscription Agreement, Note Purchase Agreement, Junior Notes, Corporate Separation Agreement, Tax Sharing Agreement and Benefits Sharing Agreement (the "Transaction Agreements"), in each case, to which it is a party and to perform its obligations thereunder and to consummate the transactions contemplated thereby.

     5. Each Transaction Agreement to which Parent or the Company a party is the valid and legally binding obligation of Parent or the Company, as applicable, enforceable in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, and similar laws affecting the enforcement of creditors' rights generally and to general equitable principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

     6. The Initial Notes (as such term is defined in the Note Purchase Agreement) have been duly and validly authorized, executed and delivered by the Company, and constitute the valid legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights' generally and by general equitable principles (regardless of whether the issue of such enforceability is considered in a proceeding in equity or at law.

     7. The Standby Notes and the Additional Notes (as such terms are defined in the Note Purchase Agreement) have been duly and validly authorized by the Company, and when duly executed and delivered by the Company, will constitute the valid and legally binding obligations of the Company, and will be enforceable against the Company in accordance with their terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether the issue of such enforceability is considered in a proceeding in equity or at law.

     8. Neither the execution and delivery by Parent or the Company of the Transaction Agreements nor compliance with the terms and provisions thereof, (a) will violate provisions of the Articles of Incorporation or By-Laws of the Company or Parent or any of their respective subsidiaries; or (b) will violate any Pennsylvania statute, ordinance, rule, regulation, order or decree of any governmental or regulatory body, agency or authority applicable to Parent or the Company.

     9. Assuming the accuracy of Purchasers' representation in Section 4.9 of the Subscription Agreement, no authorizations, consents or approvals of or filings with any governmental agencies or authorities are required pursuant to any statute, rule, regulation, order or decree of any public body, agency or authority applicable to Parent or the Company in connection with the execution, delivery and performance of the Transactions Agreements, except for such authorizations, consents, approvals or filings listed on or referred to on
Schedule 3.11 to the Subscription Agreement.

     10. The Form 10 (except for the financial statements, schedules and statistical data included or incorporated by reference therein, as to which we express no opinion) conforms in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

     11. The Company is not and will not become, as a result of the consummation of the transactions contemplated by the Subscription Agreement, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act.

     12. The Company has effectively opted out of the provisions of Section 515 of the PBCL, Subchapters C, D and E of Chapter 25 of the PBCL, and, to the extent permitted therein, Subchapters F, G and H of Chapter 25 of the PBCL. With respect to Subchapter F, however, the opting out will have effect only after 18 months from [the date the Company filed its Amended and Restated Articles of Incorporation] and the opting out will not have effect with respect to the purchase of the Shares by the Purchasers or subsequent "business combinations" (as defined in Section 2554 of the PBCL) between the Company and Purchasers. The requirements of Section 2555(1) of Subchapter F of Chapter 25 of the PBCL have been satisfied with respect to any "business combination" between the Company and Purchasers, provided that Purchasers remain "interested shareholders" (as defined in Section 2553 of the PBCL) at all times prior to any subsequent "business combination." The provisions of Subchapter G of Chapter 25 of the PBCL will not apply to any transaction between the Company and the Purchasers, or any purchase by the Purchasers of capital stock of the Company. Subchapter H of Chapter 25 of the PBCL will not apply to "any transfer of an equity security" of the Company (as such phrase is used in Section 2571(b) of the PBCL).

                                                                     EXHIBIT B-2

                     [FORM OF OPINION OF IREX CORPORATION]

     [Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Stock Subscription Agreement (the "Subscription Agreement").

     1. Each of Parent and the Company is a corporation duly organized under the laws of the Commonwealth of Pennsylvania.

     2. Assuming the accuracy of Purchasers' representation in Section 4.9 of the Subscription Agreement, neither the execution and delivery by Parent or the Company of the Subscription Agreement, Note Purchase Agreement, Junior Notes, Corporate Separation Agreement, Tax Sharing Agreement and Benefits Sharing Agreement, nor compliance with the terms and provisions thereof (a) will require Parent or the Company or any of their respective subsidiaries to make any filing with or obtain any permit, consent or approval of or give any notice to, any governmental or regulatory body, agency or authority; or (b) will result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Lien upon any of the properties or assets of Parent or the Company or any of their respective subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or other instrument or obligation to which Parent or the Company or any of their respective subsidiaries is a party and of which we are aware, or by which it or any of their respective properties or assets is bound and of which we are aware, except for such violations, filings, permits, consents, approvals, notices, breaches or conflicts (x) listed or referred to on
Schedule 3.11 to the Subscription Agreement, and (y) which would not have a material adverse effect on (i) the Condition of the Company and its subsidiaries, taken as a whole, or (ii) the ability of Parent or the Company to consummate the transactions contemplated hereby or to perform their obligations hereunder.

                                  EXHIBIT B-3

                             SUMMARY OF TAX OPINION

(i) No gain or loss will be recognized by either Irex or SPI in connection with the distribution by Irex of SPI common stock to the holders of Irex common stock pursuant to the Spin-Off;

(ii) No gain or loss will be recognized by the holders of Irex common stock (except to the extent that cash is received in lieu of fractional shares) upon the receipt of the SPI common stock pursuant to the Spin-Off;

(iii) The tax basis of the shares of Irex common stock in the hands of each holder of such stock will be allocated between the shares of SPI and Irex common stock held by such shareholder following the Spin-Off in proportion to their relative fair market values; and

(iv) The holding period of the shares of SPI common stock received by each holder of shares of Irex common stock in the Spin-Off will include the period during which the holder held the shares of Irex common stock with respect to which the Spin-Off is made, provided that the shares of Irex common stock are held as capital assets on the date of the Spin-Off.

                                                                     EXHIBIT C-1


                  Form of Ronald L. King Employment Agreement
                  -------------------------------------------


                        See Exhibit 10.5 to the Form 10.

                                                                     EXHIBIT C-2

                  Form of Michael Hughes Employment Agreement
                  -------------------------------------------


                        See Exhibit 10.6 to the Form 10.

                                                                       EXHIBIT D

                        Form of Note Purchase Agreement
                        -------------------------------


                       See Exhibit 10.8 to the Form 10.

                                                                       EXHIBIT E

                    Form of Corporate Separation Agreement
                    --------------------------------------


                       See Exhibit 10.1 to the Form 10.

                                                                       EXHIBIT F

               Form of Tax Sharing and Indemnification Agreement
               -------------------------------------------------


                       See Exhibit 10.2 to the Form 10.

                                                                       EXHIBIT G

                      Form of Benefits Sharing Agreement
                      ----------------------------------


                       See Exhibit 10.3 to the Form 10.

                                                                     EXHIBIT H-1

         Form of Amended and Restated SPI Certificate of Incorporation
         -------------------------------------------------------------


                        See Exhibit 3.1 to the Form 10.

                                                                     EXHIBIT H-2

                    Form of Amended and Restated SPI Bylaws
                    ---------------------------------------


                        See Exhibit 3.2 to the Form 10.

                                                                       EXHIBIT I
                                                                       ---------

                        [FORM OF REPRESENTATION LETTER]

Specialty Products & Insulation Co.
1097 Commercial Avenue
East Petersburg, Pennsylvania 17520

Ladies and Gentlemen:

          I refer to that certain Stock Subscription Agreement, dated October __, 1998 (the "Subscription Agreement"), by and among IREX Corporation ("IREX"), Specialty Products & Insulation Company ("the Company"), and Evercore Capital Partners L.P., Evercore Capital Partners (NQ) L.P., and Evercore Capital Offshore Partners L.P. (such limited partnerships, collectively, the "Purchasers") and that certain Note Purchase Agreement, dated as of November __, 1998 (the "Note Agreement" and, collectively with the Subscription Agreement, the "Agreements"), by and among IREX Corporation ("IREX"), Specialty Products & Insulation Company ("the Company"), and the Purchasers. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Purchase Agreement. [I have invested or plan to invest in [ECP Co-Investment Vehicle] in connection with the above mentioned transactions.] [I have entered into an agreement with respect to the acquisition of certain of the Shares held by Purchasers.] I am aware that the representations, warranties and agreements contained herein are being furnished to you in order for you to determine whether Company Stock may be issued to me in accordance with the Agreements in light of the requirements of the Securities Act of 1933, as amended (the "Securities Act"). I understand that (a) you will rely on the representations, warranties and agreements set forth herein for the purposes of such determination, (b) the Company Stock and Notes will not be registered under the Securities Act and will be issued to me pursuant to the exemption contained in
Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act, and (c) the Company Stock cannot be transferred and must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is available.

          With the above in mind, I hereby represent and warrant to you, and agree with you, that:

          1. My net worth and means of providing for my current needs and personal contingencies are such that I can afford to bear the economic risk of holding the Company Stock and Notes for an indefinite period of time.

          2. [I have received from Purchasers or the Company and have reviewed the following periodic reports and other documents in the form in which they were filed or furnished to the Securities and Exchange Commission:

               (a) The Company's registration statement on Form 10, dated October __ , 1998;

               (b) [IREX's] [the Company] report on Form 10-K for the year ended [December 31, 1997];

               (c) IREX's report on Form 10-Q for the quarters ended [March 31, 1998, June 30, 1998 and September 30, 1998].]

          [3. I [and my Purchaser's Representative (as defined below)] have received from Purchasers or the Company, and have reviewed, the financial statements of the Company and such other information regarding the Company as I or he believes appropriate to make an informed investment decision.]

          4. I have been granted the opportunity to ask questions of, and receive answers from, representatives of the Company concerning the terms and conditions of the transaction in which the Company Stock [and Notes] have been issued or will be issued and have been given the opportunity to obtain any additional information which I deem necessary to verify the accuracy of the information supplied to me [and to request exhibits to the Company's filings with the Securities and Exchange Commission].

          5.   I have accurately checked one of the following options:

                    I am an "accredited investor" as defined and marked immediately below.

                         ____ A bank, savings and loan association, trust company, insurance company, investment company (as defined in the Investment Company Act of 1940), pension or profit sharing trust, or other financial institution or institutional buyer, or broker-dealer, acting for ____ myself or in ____ a fiduciary capacity (check one).

                         ____ A private business development company as defined in Section 202(a) (22) of the Investment Advisers Act of 1940.

                         ____ An organization described in Section 501 (c) (3) of the Internal Revenue Code, corporation, or partnership with total assets in excess of $5,000,000.

                         ____  A director or executive officer of the Company.

                         ____ A natural person whose net worth, individually, or jointly with spouse, exceeds $1,000,000.

                         ____ A natural person who had individually, and not jointly with spouse, income in excess of $200,000 (or $300,000 when considered jointly with spouse) in each of the two most recent years and who reasonably expects an income in excess of $200,000 in the current year.

               ____ Although I am not an accredited investor, I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of an investment in Company Stock and Notes on the basis of my investment experience, business experience, professional experience and/or education.

               ____ I am not an accredited investor, but I have discussed with my purchaser representative ("Purchaser Representative") whether an investment by me in Company Stock and Notes is appropriate in light of my financial circumstances and have received the advice of such Purchaser Representative with respect to the merits and risks of such an investment. Together with such Purchaser Representative, and with the benefit of his/her advice, I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of an investment in the Company Stock and Notes.

          6. I agree to notify you promptly of any events or circumstances occurring to me prior to the consummation of the transaction referred to above of the Company Stock and Notes which would make any of the representations, warranties, agreements, or other information set forth herein untrue or inaccurate.

                                      Very truly yours,


                                      __________________________________________
                                      Signature of Stockholder/Noteholder


                                      __________________________________________
                                      Print Stockholder's/Noteholder's Name


                                      __________________________________________
                                      Street Address


                                      __________________________________________
                                      City, State, Zip Code


                                      __________________________________________
                                      Telephone


                                      __________________________________________
                                      Social Security Number


     Dated:

                                                                       EXHIBIT J
                                                                       ---------

                          [Form of Joinder Agreement]

                                                            [Date]

          Reference is made to the Stock Subscription Agreement, dated as of October ___, 1998, by and among Irex Corporation, SPI, Evercore Capital Partners L.P., Evercore Capital Partners (NQ) L.P., Evercore Capital Offshore Partners L.P. and [Co-Investment Vehicle] (the "Purchase Agreement"). Capitalized terms not defined herein shall have the meaning for such terms set forth in the Purchase Agreement. In consideration for the right to purchase shares of Common Stock of Specialty Products & Insulation Co. ("SPI"), the undersigned hereby agrees (i) to be legally bound by the Purchase Agreement as a "Purchaser" thereunder, and (ii) that the Common Stock acquired by the undersigned shall be subject to the terms and conditions affecting the "Common Stock" under the Purchase Agreement.

                                             [NAME OF TRANSFEREE]

                                             By:______________________________
                                                Name:
                                                Title:

                                                                       Exhibit K
                                                                       ---------

                     [FORM OF OPINION OF WHITE & CASE LLP]

          [Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Stock Subscription Agreement]

          1. Each Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Purchaser has all requisite partnership power to own, lease or operate its properties and to carry on its business as now being conducted.

          2. Each Purchaser has the requisite partnership power and authority to execute and deliver the Stock Subscription Agreement and the Note Purchase Agreement (the "Transaction Agreements") to which it is a party and to perform its obligations thereunder and to consummate the transactions contemplated thereby.

          3. Each of the Transaction Agreements is the valid and legally binding obligation of such Purchaser enforceable against each Purchaser in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, and similar laws affecting the enforcement of creditors' rights generally and to general equitable principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

          4. Neither the execution and delivery by any Purchaser of the Transaction Agreements nor compliance with the terms and provisions thereof, (a) will violate the provisions of the Agreement of Limited Partnership of such Purchaser; (b) will violate any statute, ordinance, rule, regulation, order or decree of any governmental or regulatory body agency or authority applicable to such Purchaser; (c) require such Purchaser to make any filing with or obtain any permit, consent or approval of or give any notice to, any governmental or regulatory body, agency or authority, or (d) will result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination cancellation, payment or acceleration) under, or result in the creation of any Lien upon any of the properties or assets of such Purchaser under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or other instrument or obligation to which such Purchaser is a party and of which we are aware, or by which such Purchaser or its respective properties or assets is bound and of which we are aware except in the case of clauses (c) and (d) above, for such filings, permits, consents, approvals, notices, breaches or conflicts which would not have a material adverse effect on the ability of such Purchaser to consummate the transactions contemplated by the Transaction Agreements or to perform its obligations thereunder.

          5. No authorizations, consents or approvals of or filings with any governmental agencies or authorities are required pursuant to any statue, rule, regulations order or decree of any public body, agency or authority applicable to Purchaser in connection with the execution, delivery and performance of the Transactions Agreements.